   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             BERMUDA                             6311                         NOT APPLICABLE
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OF ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)
          VICTORIA HALL, VICTORIA STREET                          CT CORPORATION SYSTEM
                  P.O. BOX HM1262                                     1633 BROADWAY
             HAMILTON, HM FX, BERMUDA                           NEW YORK, NEW YORK 10019
                  (441) 295-3278                                     (212) 664-1666
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
       INCLUDING AREA CODE, OF REGISTRANT'S              TELEPHONE NUMBER, INCLUDING AREA CODE,
           PRINCIPAL EXECUTIVE OFFICES)                           OF AGENT FOR SERVICE)

                                   COPIES TO:

      F. DOUGLAS RAYMOND, III, ESQ.            CHARLES G. COLLIS, JR., ESQ.              CRAIG B. BROD, ESQ.
       DRINKER BIDDLE & REATH LLP                 CONYERS DILL & PEARMAN         CLEARY, GOTTLIEB, STEEN & HAMILTON
1100 PHILADELPHIA NATIONAL BANK BUILDING             CLARENDON HOUSE                      ONE LIBERTY PLAZA
          1345 CHESTNUT STREET               2 CHURCH STREET, P.O. BOX HM666          NEW YORK, NEW YORK 10006
  PHILADELPHIA, PENNSYLVANIA 19107-3496          HAMILTON, HM CX, BERMUDA                  (212) 225-2000
             (215) 988-2700                           (441) 295-1422

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
    TITLE OF EACH CLASS OF                         PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
       SECURITIES TO BE           AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
          REGISTERED             REGISTERED(1)       PER SHARE(2)         PRICE(2)             FEE
----------------------------------------------------------------------------------------------------------
Common Shares.................     19,262,500           $16.00          $308,200,000         $90,919
==========================================================================================================

(1) Includes 2,512,500 Common Shares that may be sold pursuant to the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION -- DATED DECEMBER 24, 1997

PROSPECTUS
--------------------------------------------------------------------------------

                               16,750,000 Shares
                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                 Common Shares
--------------------------------------------------------------------------------

All of the 16,750,000 common shares, par value $1.00 per share (the "Common Shares"), offered hereby (the "Offering") are being sold by Annuity and Life Re (Holdings), Ltd. (the "Company"). Prior to the Offering, the Company has not conducted any business and there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price will be between $14.00 and $16.00 per Common Share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

An application has been made to have the Common Shares approved for quotation in The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "ALREF."

The Common Shares offered hereby are subject to limitations on ownership, transfers and voting rights which, among other things, generally prevent transfers to holders beneficially owning 10% or more of the Common Shares (other than as described herein) and reduce the voting power of any holder beneficially owning 10% or more of the Common Shares to less than 10% of the total voting power of the Company's capital stock. See "Description of Capital Stock."

SEE "RISK FACTORS" ON PAGES 8 TO 15 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================================================
                                                          Underwriting
                                      Price to            Discounts and          Proceeds to
                                       Public            Commissions(1)          Company(2)
-------------------------------------------------------------------------------------------------
Per Common Share...............           $                     $                     $
-------------------------------------------------------------------------------------------------
Total(3).......................           $                     $                     $
=================================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting certain advisory fees and offering expenses payable by the
    Company estimated to be $          . See "Use of Proceeds."
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 2,512,500 additional Common Shares on the same terms and conditions as set forth above. If all such additional shares are purchased by the Underwriters, the total Price to Public will be
    $          , the total Underwriting Discounts and Commissions will be
    $          and the total Proceeds to Company will be $          . See
    "Underwriting."
--------------------------------------------------------------------------------
The Common Shares are offered by the several Underwriters subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made through the facilities of The
Depository Trust Company, New York, New York, on or about           , 1998.

PRUDENTIAL SECURITIES INCORPORATED                           MERRILL LYNCH & CO.

          , 1998

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING PURCHASES OF THE COMMON SHARES TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON SHARES TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON SHARES MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            ------------------------

     CONSENT UNDER THE EXCHANGE CONTROL ACT 1972 (AND REGULATIONS THEREUNDER) HAS BEEN OBTAINED FROM THE BERMUDA MONETARY AUTHORITY FOR THE ISSUE AND TRANSFER OF THE COMMON SHARES BEING OFFERED PURSUANT TO THIS OFFERING. IN ADDITION, A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE REGISTRAR OF COMPANIES IN BERMUDA FOR FILING PURSUANT TO THE COMPANIES ACT 1981 OF BERMUDA. IN GIVING SUCH CONSENT AND IN ACCEPTING THIS PROSPEC-
TUS FOR FILING, THE BERMUDA MONETARY AUTHORITY AND THE REGISTRAR OF COMPANIES IN BERMUDA ACCEPT NO RESPONSIBILITY FOR THE FINANCIAL SOUNDNESS OF ANY PROPOSAL OR FOR THE CORRECTNESS OF ANY OF THE STATEMENTS MADE OR OPINIONS EXPRESSED HEREIN.

                            ------------------------

     In this Prospectus, amounts are expressed in United States dollars and the financial statements contained herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

                      ENFORCEABILITY OF CIVIL LIABILITIES
                  UNDER UNITED STATES FEDERAL SECURITIES LAWS

     The Company is organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. In particular, Annuity and Life Reassurance, Ltd., the Company's sole subsidiary, through which the Company expects to conduct all its operations, is also a Bermuda corporation. Therefore, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against the Company or such persons on judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the United States federal securities laws. However, the Company may be served with process in the United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares made hereby by serving CT Corporation System, 1633 Broadway, New York, New York 10019, its United States agent irrevocably appointed for that purpose.

     The Company has been advised by Conyers Dill & Pearman, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce
(i) judgments of United States courts obtained in actions against the Company or its directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the United States federal securities laws, or (ii) original actions brought in Bermuda against the Company or such persons predicated solely upon United States federal securities laws. The Company has also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies available under the United States federal securities laws, may not be allowed in Bermuda courts as contrary to that nation's public policy.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" mean Annuity and Life Re (Holdings), Ltd., together with its wholly-owned subsidiary, Annuity and Life Reassurance, Ltd. ("Annuity Reassurance"), through which the Company expects to conduct all its operations. The Company and Annuity Reassurance were incorporated on December 2, 1997 in Bermuda and neither has any operating history. See "Glossary of Selected Annuity and Life Insurance Terms" for definitions of certain terms used in this Prospectus. Unless otherwise noted, this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

     The Company was recently organized in Bermuda with the objective of being an efficient, low cost provider of annuity and life reinsurance with expertise in the underwriting of reinsurance focused on mortality and investment risks. The Company's business strategy has been designed to respond to a number of trends in the annuity and life insurance industry that in management's view will increase the demand for annuity and life reinsurance. These trends include:

     - Expanding growth in the sales of annuities in recent years;

     - Increasing regulatory and certain capital and reserve requirements applicable to annuity issuers and life insurers;

     - Continuing consolidation in the annuity and life insurance industry, including strategic decisions to reinsure large blocks of insurance;

     - Leveraging of capital by annuity issuers and life insurers to increase financial performance through the use of reinsurance; and

     - Increasing use of multiple reinsurers by annuity issuers and life insurers to diversify their reinsurance risk.

     Through controls on overhead costs and the absence of a corporate level tax in Bermuda on the Company's revenues and earnings, the Company expects to be able to offer its products at prices that will be attractive to potential clients. The Company intends to market its reinsurance products to select insurers and reinsurers on a worldwide basis, with its primary target markets initially being the United States, Canada, Europe, Australia and Bermuda. The Company's principal executive office is located at Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda, and its telephone number is
(441) 295-3278.

BUSINESS STRATEGY

     The Company's objective is to develop an efficient, low cost annuity and life reinsurance business that will enable it to achieve attractive total rates of return through prudent underwriting of insurance risks and careful management of its investment portfolio. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Maintain Low Cost Structure

  The Company believes that the advantages of writing primarily treaty reinsurance and reinsuring specific blocks of business, as well as its Bermuda domicile, will enable it to maintain a low cost structure. By focusing on treaty reinsurance and the reinsurance of specific blocks of business where the underlying policies meet the underwriting criteria of the primary insurer, the Company will be able to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of small individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions. As a part of this strategy, the Company has contracted with J&H Marsh & McLennan

  Management (Bermuda) Limited ("Marsh & McLennan") to provide claims processing and other administrative services. By minimizing its personnel and overhead costs, the Company expects to be better able to control expense levels as market conditions for writing reinsurance fluctuate, and intends to have one of the lowest ratios of operating costs to total revenues in the annuity and life reinsurance industry. In addition, the Company also expects to benefit from the absence of a corporate level tax in Bermuda on the Company's revenues and earnings. As a result of this low cost structure, the Company expects to be able to offer attractive prices to its reinsurance clients.

- Utilize a Disciplined Underwriting Approach

  The Company's reinsurance underwriting strategy is to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risks associated with the reinsurance of annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk to the extent the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments to match its anticipated liabilities under reinsurance agreements. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to analyze the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. Furthermore, the reinsurance of annuity and life insurance products will not expose the Company to the catastrophic risks normally associated with property/casualty reinsurance.

- Employ Professional Investment Management

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. The Company has entered into an investment advisory agreement with Pacific Investment Management Company ("PIMCO"), which is anticipated to manage at least 50% of the Company's investment portfolio in accordance with guidelines established by the Company. The Company is in the process of selecting additional investment managers to manage the remainder of its portfolio. The Company's investment policies focus on diversification of risk and maintenance of liquidity, and include limits on investments in any one business sector or issuer other than securities issued by the United States Government, its agencies and instrumentalities. In addition, the Company's investment policies prohibit any investment in equity securities or equity-based futures and options other than pursuant to strategies intended to hedge the investment risk associated with annuity and life insurance products which the Company reinsures. The Company's investment guidelines provide that at least 75% of its fixed income investment portfolio will be invested in a diversified portfolio of fixed income securities that are rated investment grade by at least one major rating agency, with the balance permitted to be invested in below investment grade fixed income securities. The Company's investment policies require its fixed income investment portfolio to maintain a weighted average rating of "A".

- Build on Strong Capital Base

  The Company's capitalization after the Offering, including its lack of indebtedness, will demonstrate a strong financial position to potential clients and a high level of commitment to the annuity and life reinsurance marketplace. Management believes that this will enable the Company to compete with other reinsurers for desirable business and establish long-term relationships with a select group of primary insurers and other reinsurers. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit in connection with its reinsurance agreements. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. The Company's capital structure will also assist in the process of obtaining a claims paying rating from a major rating agency, which the Company expects to receive upon consummation of the Offering (although no assurance can be given that such rating will be received).

- Capitalize on Skill and Experience of Management and Board of Directors

  The Company has begun assembling a senior management team of experienced insurance and reinsurance professionals to implement its strategy. The Company's President and Chief Executive Officer, Lawrence S. Doyle, has over 32 years of experience in the insurance and reinsurance industries and was formerly the President and Chief Executive Officer of GCR Holdings Limited and its subsidiary Global Capital Reinsurance Limited (together, "GCR") from its formation as a Bermuda reinsurer specializing in catastrophe risk in 1993 until its acquisition by EXEL Limited in 1997, when Mr. Doyle became an Executive Vice President of EXEL. Before founding GCR, Mr. Doyle was Senior Vice President of Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International. In addition to Mr. Doyle, the Company's Board of Directors includes Frederick S. Hammer, Michael P. Esposito, Jr. and Robert M. Lichten. Messrs. Hammer, Esposito and Lichten are currently executives of Inter-Atlantic Capital Partners, Inc. ("Inter-Atlantic"), a firm which provides investment banking services to insurance companies and other financial services firms, and they each have over 30 years of experience in the financial services industry. Management believes that the extensive insurance and financial services expertise possessed by the Company's directors and President and Chief Executive Officer should provide the Company with a competitive marketing advantage.

                                  THE OFFERING

Common Shares Offered Hereby.............................  16,750,000 shares
Common Shares to be Outstanding after the Offering(1)....  16,750,000 shares
Use of Proceeds..........................................  The net proceeds of the Offering are estimated to be approximately
                                                           $232.7 million (at an assumed
                                                           initial public offering price of
                                                           $15.00 per share). Substantially
                                                           all of the net proceeds will be
                                                           contributed to the capital of
                                                           Annuity Reassurance to support its
                                                           reinsurance underwriting capacity.
                                                           See "Use of Proceeds."
Proposed Nasdaq National Market Symbol...................  "ALREF"

---------------

(1) The Annuity Re Purpose Trust, a Bermuda trust (the "Purpose Trust"), currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares to be outstanding after the Offering excludes the 12,000 Common Shares currently held by the Purpose Trust, 2,010,000 Common Shares issuable upon exercise of outstanding Class A Warrants, 502,500 Common Shares issuable upon exercise of outstanding options and 485,000 Common Shares reserved for future issuance pursuant to the Company's Initial Stock Option Plan (the "Stock Option Plan"). If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to 2,311,500 Common Shares, the number of Common Shares issuable upon exercise of outstanding options will increase to 577,875 Common Shares, and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 535,250 Common Shares. None of the outstanding Class A Warrants or options are currently exercisable. See "Management -- Stock Option Plan" and "Description of Capital Stock -- Warrants."

                                  RISK FACTORS

     Investors should consider the material risk factors involved in connection with an investment in the Common Shares and the impact to investors from various circumstances which could adversely affect the Company's business. See "Risk Factors."

                                  RISK FACTORS

     An investment in the Common Shares involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with the investment in the Common Shares.

     When used in this Prospectus, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding among other things: (i) the Company's business and growth strategies; (ii) the Company's relationship with third-party service providers and clients; (iii) the use of the net proceeds of the Offering; (iv) trends in the insurance and reinsurance industries; (v) government regulations; (vi) the Company's financing plans; (vii) trends affecting the Company's financial condition or results of operations; and (viii) the declaration and payment of dividends. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include, but are not limited to, those described below, and under the heading "Management's Discussion and Analysis of Financial Condition and Plan of Operations" and elsewhere in this Prospectus.

     START UP OPERATIONS; RELIANCE ON SERVICE PROVIDERS. The Company and Annuity Reassurance were formed on December 2, 1997, and neither has any operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses. They must successfully develop business relationships, establish operating procedures, hire staff and complete other tasks appropriate for the conduct of their intended business activities. Furthermore, the Company intends to have only a limited staff and at least initially to outsource many functions, including claims processing, certain actuarial services and investment management. The Company currently has retained Marsh & McLennan, Abbott Associates Limited (the Bermuda-based member of the Woodrow Milliman organization) and PIMCO to perform such functions. The Company also expects that it will retain other investment managers in addition to PIMCO. The Company will be dependent upon the quality of the services provided by such firms. The inability of the Company to retain qualified service providers or the failure of outside service providers to perform adequately their functions could delay or prevent the Company from fully implementing its business strategy or could otherwise adversely affect the Company. The Company has also not yet hired a permanent Chief Financial Officer, a Chief Underwriting Officer or any members of its underwriting team. Such individuals will be critical components of the Company's operations. There can be no assurance that the Company will be successful in attracting or employing the personnel that it is seeking, and if it is unable to do so, such failure could delay or prevent the Company from fully implementing its business strategy. See "Business."

     COMPETITION AND ABSENCE OF FINANCIAL RATING. The reinsurance industry is highly competitive. The Company will compete with major reinsurers, many of which have substantially greater financial, marketing and management resources than the Company. Competition in the types of reinsurance business that the Company intends to underwrite is based on many factors, including the general reputation and perceived financial strength of the reinsurers, premium charges, other terms and conditions of products offered, ratings assigned by independent rating agencies, speed of claims payment and reputation and experience in the particular line of reinsurance to be written. The Company has no experience in competing against such other companies, and there can be no assurance that it will be successful. Furthermore, because the Company expects to rely at least initially on a small number of clients, its business may be more susceptible to the adverse effects of competition from other reinsurers.

     Although the Company is in the process of applying to a major rating agency for an insurance claims paying rating, the Company is not currently rated by any such agency. Insurance ratings are used by insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, because the rating of a company purchasing reinsurance may be adversely affected by the lack of a rating of its reinsurer, if the Company is unable to obtain a rating, it could be adversely affected in its ability to obtain clients. No assurances can be given that a rating will be issued to the Company upon completion of the Offering or that such rating, if issued, will be at a level that will allow the Company to implement successfully its business strategy. The lack of such a rating or an unsatisfactory rating may dissuade a client from reinsuring with the Company. Certain rating agencies, including A.M. Best Company, Inc. ("A.M. Best") generally do not assign a rating to a company until it has accumulated two to five consecutive years of representative operating performance. See "Business -- Competition."

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will require it to post a letter of credit or other collateral. Although the Company has been negotiating with a commercial bank to obtain a standby letter of credit facility, if it is unable to obtain such a facility, or is unable to do so on commercially acceptable terms, its ability to operate its business will be severely limited.

     DEPENDENCE ON KEY EMPLOYEES. The Company will be substantially dependent in the implementation of its business strategy on Lawrence S. Doyle, the President and Chief Executive Officer of the Company, and on the to-be-hired Chief Underwriting Officer and permanent Chief Financial Officer. Mr. Doyle has recently joined the Company and has entered into an employment contract with the Company for a term expiring three years after the consummation of the Offering. See "Management -- Employment Agreements." The Company currently has only two officers and is in the process of recruiting a senior management team of experienced professionals, including a Chief Underwriting Officer and a permanent Chief Financial Officer, to implement its business strategy. The loss of the services of Mr. Doyle or the inability of the Company to hire and retain other talented personnel could delay or prevent the Company from fully implementing its business strategy or could otherwise adversely affect the Company.

     Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate Governmental work permit. Such a work permit may be granted or extended upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian) is available who meets the minimum standards for the advertised position. Mr. Doyle, the Company's President and Chief Executive Officer, is working in Bermuda under a work permit which expires in July 1998. Andrew S. Lerner, the Company's Interim Chief Financial Officer, has not yet been issued a work permit. While the Company is not currently aware of any reason why the work permits for these officers would not be issued or extended, there can be no assurance to that effect. The failure of these work permits to be issued or extended could adversely affect the Company.

     MARKETS FOR ANNUITY AND LIFE REINSURANCE. The market for annuities and many life insurance products in the United States is based in large part on the favorable tax treatment such products receive relative to other investment alternatives. Any material change in such tax treatment, including the imposition of a "flat tax" or a national sales tax in lieu of the current federal income tax structure in the United States, would have an adverse effect on the market for such products. Furthermore, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for such products. If the market for annuities or life insurance were adversely affected, it would likely depress the demand for reinsurance of annuities or life insurance, which would have an adverse effect on the Company. In addition, the market for annuity reinsurance products is currently not well developed and there can be no assurance that such a market will develop in the future. As the Company is not aware of any other publicly-traded reinsurance company that focuses on the annuity reinsurance market to the extent the Company intends, the Company will be more sensitive to adverse conditions in such market than such other reinsurance companies.

     INVESTMENT RISKS. Risk management and the success of the Company's investment strategy are expected to be crucial to the success of the Company's business. In particular, the Company's ability to structure its investments to match its anticipated liabilities under reinsurance agreements has not been tested. The Company's investment guidelines provide that at least 75% of its fixed income investment portfolio will be invested in a diversified portfolio of fixed income securities that are rated investment grade by at least one major rating agency, with the balance permitted to be invested in below investment grade fixed income securities. The Company's investment policies require its fixed income investment portfolio to maintain a weighted average rating of "A". The Company will not invest in any fixed income securities in emerging markets or which are not rated by a major rating agency. While any investment carries some risk, some of the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater.

     The Company will also from time to time purchase or sell equity securities or equity-based futures and options solely pursuant to strategies intended to hedge the investment risk associated with annuity and life insurance products which the Company reinsures. The failure of the Company to match its equity investments accurately with the Company's equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. In addition, the possible lack of liquidity for certain futures and options could adversely affect the Company.

     The Company has entered into an investment advisory agreement with PIMCO, which is anticipated to manage at least 50% of the Company's investment portfolio in accordance with the guidelines established by the Company. The Company is in the process of selecting additional investment managers (together with PIMCO, the "Investment Managers") to manage the remainder of its portfolio. Each of these additional Investment Managers will have discretionary authority with respect to a portion of the Company's investments. The performance of the Company's investment portfolio, therefore, will depend to a great extent on the ability of the Investment Managers to select and manage appropriate investments. There can be no assurance that the Investment Managers will be successful in investing the Company's investment portfolio to meet the Company's investment objectives.

     The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which the Company directly or indirectly holds positions could adversely affect the Company.

     REGULATION. Annuity Reassurance is a registered Bermuda insurance company and is subject to regulation and supervision in Bermuda. Generally the Bermudian statutes and regulations applicable to Annuity Reassurance are less restrictive than those that would be applicable to Annuity Reassurance were it subject to the insurance laws of any state in the United States. Among other things, the Bermuda statutes and regulations require Annuity Reassurance to maintain minimum levels of capital and surplus; prescribe solvency standards that it must meet; limit transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of Annuity Reassurance and its financial condition. These statutes and regulations may, in effect, restrict the ability of Annuity Reassurance to write reinsurance policies and distribute funds to the Company.

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Annuity Reassurance, which are not admitted to do business within such jurisdiction. With some exceptions, the sale of insurance within a jurisdiction where the insurer is not admitted to do business is prohibited. The Company expects to conduct its business through its Bermuda office either directly or through intermediaries, such as brokers and consultants. The Company does not intend to maintain an office, and it does not expect its personnel to solicit, advertise, settle claims or conduct other activities which may constitute the transaction of the business of insurance, in any jurisdiction in which the Company is not licensed or otherwise authorized to engage in such activities. However, there can be no assurance that inquiries or challenges to the Company's insurance activities will not be raised in the future or that the Company's location, regulatory status or restrictions on its activities resulting therefrom will not adversely affect the Company.

     Recently, the insurance and reinsurance regulatory framework has become subject to increased scrutiny in many jurisdictions, including the United States, various states within the United States and elsewhere. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States ("alien reinsurers"). If the Company were to become subject to any insurance laws of the United States or any state thereof or of any other jurisdiction at any time in the future, there can be no assurance that it would be in compliance with such laws or that coming into compliance with such laws would not have an adverse effect on the Company.

     It is not possible to predict the future impact of changing law or regulation on the operations of the Company. Such changes, if any, could have an adverse effect on the Company. See "Business -- Regulation."

     HOLDING COMPANY STRUCTURE. The Company is a holding company and will not conduct reinsurance operations of its own. The Company, at least initially, will have no significant operations or assets other than its ownership of the capital stock of Annuity Reassurance. Dividends and other permitted payments from Annuity Reassurance are expected to be the Company's sole source of funds to pay expenses and dividends, if any. The payment of dividends by Annuity Reassurance to the Company is limited under Bermuda law and regulations, including Bermuda insurance law. Under the Insurance Act 1978 of Bermuda, as amended, and related regulations (the "Insurance Act"), Annuity Reassurance must satisfy minimum solvency requirements and is prohibited from declaring or paying dividends that would result in non-compliance with such requirements. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and "Business -- Regulation -- Bermuda."

     FOREIGN CORPORATION, SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS. The Company is organized pursuant to the laws of Bermuda. In addition, certain of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and all or a substantial portion of their assets and the assets of the Company are or may be located in jurisdictions outside the United States. Although the Company has irrevocably appointed an agent in the City of New York to receive service of process with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares in the Offering, it may be difficult for investors to effect service of process within the United States upon such persons or to recover against them or the Company on judgments of United States courts, including judgments predicated upon civil liability provisions of the United States federal securities laws. See "Enforceability of Civil Liabilities Under United States Federal Securities Laws."

     INCOME TAX RISKS

     Taxation of the Company and Annuity Reassurance. The Company and Annuity Reassurance are Bermuda corporations and neither intends to file United States tax returns. The Company plans to operate in such a manner that it will not be subject to United States tax (other than United States excise tax on reinsurance premiums and withholding tax on certain investment income from United States sources) because it does not intend to engage in business in the United States. However, because definitive identification of activities which constitute being engaged in trade or business in the United States is not provided by the Internal Revenue Code of 1986, as amended (the "Code"), or regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend that the Company and/or Annuity Reassurance is engaged in trade or business in the United States. If the Company were considered to be engaged in business in the United States (and, if the Company were to qualify for benefits under the income tax treaty between the United States and Bermuda, such business were attributable to a "permanent establishment" in the United States), it would be subject to United States tax at regular corporate rates on its taxable income that is effectively connected with its United States business plus an additional 30% "branch profits" tax on such income remaining after the regular tax, in which case there could be an adverse affect on the Company. See "Certain Tax Considerations."

     The United States currently imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. In addition, the Company may be subject to withholding tax on certain investments from United States sources. There can be no assurance that such tax rates will not be increased or that other taxes will not be imposed on the Company's business.

     Controlled Foreign Corporation Rules. United States persons who may, directly or through certain attribution rules, acquire 10% or more of the Common Shares of the Company, should consider the possible application of the "controlled foreign corporation" ("CFC") rules. Each "United States shareholder" of a CFC who owns shares in the CFC on the last day of the CFC's taxable year generally must include in his gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income has not been distributed. For these purposes, any United States person who owns directly or indirectly 10% or more of the voting stock of a foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Annuity Reassurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the Company's stock for an uninterrupted period of 30 days or more during any year. The Company believes that, because of the anticipated dispersion of the Company's share ownership among holders and because of the restrictions in the Company's Bye-Laws on transfer, issuance or repurchase of the Common Shares, shareholders who acquire Common Shares in the Offering will not be subject to treatment as "United States shareholders" of a CFC. In addition, because under the Bye-Laws no single shareholder will be permitted to exercise 10% or more of the total combined voting power of the Company, shareholders of the Company should not be viewed as "United States shareholders" of a CFC for purposes of these rules. There can be no assurance, however, that these rules will not apply to shareholders of the Company. See "Certain Tax Considerations."

     Related Person Insurance Income Risks. If Annuity Reassurance's related person insurance income ("RPII") determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year, a United States person who owns Common Shares in the Company directly or indirectly on the last day of the taxable year may be required to include in income for United States federal income tax purposes the shareholder's pro-rata share of Annuity Reassurance's RPII for the taxable year, determined as if such RPII were distributed proportionately to such United States persons at that date. RPII is generally underwriting premium and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are United States shareholders or are related to United States shareholders of the insurance or reinsurance company issuing such policies. Although Annuity Reassurance does not currently believe that the 20% threshold will be met in 1998 and subsequent years, the amount of RPII earned by Annuity Reassurance will depend on a number of factors that may be beyond its control. Consequently, there can be no assurance that Annuity Reassurance's RPII will not equal or exceed 20% of its gross insurance income in any taxable year. See "Certain Tax Considerations."

     If a shareholder who is a United States person disposes of shares in a foreign insurance corporation that has RPII (even if the amount of RPII is less than 20% of the corporation's gross insurance income) and in which United States persons own 25% or more of the shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (potentially whether or not such earnings and profits are attributable to RPII). In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of Common Shares because the Company is not itself directly engaged in the insurance business and because proposed United States Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of Common Shares. See "Certain Tax Considerations."

     Passive Foreign Investment Company Risks. To avoid significant potential adverse United States federal income tax consequences for any United States person who owns Common Shares of the Company, it is important that the Company not constitute a "passive foreign investment company" (a "PFIC") in any year in which such person is a shareholder. In general, a foreign corporation is a PFIC for a taxable year if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. "Passive income" generally includes interest, dividends and other investment income. However, "passive income" does not include income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Because the Company, through Annuity Reassurance, expects to be predominantly engaged in an insurance business and does not expect to have financial reserves in excess of the reasonable needs of its insurance business, the Company does not expect to be a PFIC. There can be no assurance, however, that the IRS or a court will concur in this view. See "Certain Tax Considerations."

     Bermuda Taxes. The Company and Annuity Reassurance have applied to the Bermuda Minister of Finance for an undertaking under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or the shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. There can be no assurance that after such date the Company or Annuity Reassurance would not be subject to any such tax.

     LIMITATIONS ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS. Under the Company's Bye-Laws, the Company's directors (or their designee) are required to decline to register any transfer of Common Shares if they have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of the Common Shares. Similar restrictions apply to issuances and repurchases of Common Shares by the Company. The directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any Common Shares if they have reason to believe that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person purchasing reinsurance from the Company to adverse tax or regulatory treatment in any jurisdiction. These restrictions would apply to the registration of a transfer of Common Shares even if the transfer had been executed on the Nasdaq National Market. A transferor of Common Shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of the Company. The Company is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

     In addition, the Bye-Laws generally provide that any person (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning Common Shares carrying 10% or more of the total voting rights attached to all of the Company's outstanding capital shares, will have the voting rights attached to its Common Shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of the Common Shares. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Common Shares. See "Description of Capital
Stock -- Common Shares."

     NO PRIOR PUBLIC MARKET. Before the Offering there has been no public market for the Common Shares. There can be no assurance that an active trading market for the Common Shares will develop or be sustained following the completion of the Offering or that the market price of the Common Shares will not decline from the initial public offering price. The initial public offering price for the Common Shares offered hereby will be determined through negotiations between the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offering. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

     SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Offering, the Company will have outstanding 16,750,000 Common Shares, Class A Warrants to purchase an aggregate of 2,010,000 additional Common Shares and options to purchase an aggregate of 502,500 Common Shares. If the Underwriters' over-allotment option is exercised in full, an additional 2,512,500 Common Shares will be outstanding and the number of additional Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 2,311,500 Common Shares and the number of Common Shares issuable upon exercise of outstanding options will increase to an aggregate of 535,250 Common Shares. None of such outstanding Class A Warrants or options are currently exercisable. See "Management -- Stock Option Plan" and "Description of Capital
Stock -- Warrants." Except as disclosed in "Description of Capital Stock -- Restrictions on Transfer," the Common Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for any of those Common Shares owned by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to volume limitations and certain other restrictions). The holders of the Class A Warrants have been granted rights to require the Company to register the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offering. The Company also intends to register the resale of the Common Shares underlying the outstanding options promptly following the first anniversary of the consummation of the Offering. The Company, its directors and officers and the holders of the outstanding options and Class A Warrants have executed agreements under which they have agreed that they will not, for one year after the date of this Prospectus, directly or indirectly offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion at any time and without notice, release all or any portion of the securities subject to such lock-up agreements. No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. If the persons holding the outstanding options and Class A Warrants cause a large number of the Common Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Common Shares. See "Shares Eligible for Future Sale."

     IMPACT OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 115. The Company's investment portfolio is expected to consist primarily of securities considered available for sale within the meaning of Financial Accounting Standards No. 115. Securities available for sale may be disposed of to meet liquidity requirements, or for any other reason, and are carried in the balance sheet at fair (or market) value. Changes in the market value of these securities are accounted for through adjustments to shareholders' equity. Although not currently planned, the Company's investment portfolio may in the future consist of securities to be held to maturity within the meaning of Financial Accounting Standards No. 115. Securities held to maturity may be disposed of only under certain specific circumstances and are carried in the balance sheet at amortized cost. If the Company's portfolio contained one or more securities classified as held to maturity and the Company had to sell any of those securities, then all such securities remaining in the held to maturity portfolio would have to be transferred to the available for sale portfolio. This would result in those securities immediately being valued on the balance sheet at market value, and any difference between the market value and amortized cost at the date of transfer would then be recognized as an adjustment to shareholders' equity at that date. Depending on the market conditions for such securities at the date of transfer, this could decrease the Company's reported shareholders' equity and adversely affect the market price for the Common Shares.

     FOREIGN CURRENCY FLUCTUATIONS. The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn would adversely affect the Company's statement of operations and financial condition.

                                USE OF PROCEEDS

     The net proceeds from the sale of the 16,750,000 Common Shares offered hereby are estimated to be $232.7 million, assuming an initial public offering price of $15.00 per share (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including payments to Inter-Atlantic Securities Corp. for its services and reimbursement for certain expenses related to the formation and initial operations of the Company and the Offering). See "Certain Relationships and Related Party Transactions." Substantially all of the net proceeds will be contributed to the capital of Annuity Reassurance to support its reinsurance underwriting capacity and will be invested in accordance with the Company's investment guidelines. Until so invested, the net proceeds will be invested in short-term, investment grade, interest-bearing securities. See "Business -- Investment Strategy."

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of December 22, 1997 and as adjusted to give effect to the Offering (assuming an initial public offering price of $15.00 per share) and the receipt of the net proceeds therefrom. See "Use of Proceeds."

                                                                         ACTUAL     AS ADJUSTED(2)
                                                                         ------     --------------
                                                                             ($ IN THOUSANDS)
Preferred Shares, par value $1.00 per share (50,000,000 shares authorized; no shares outstanding; no shares outstanding as
  adjusted)............................................................   $ --         $     --
Common Shares, par value $1.00 per share (100,000,000 shares authorized; 12,000 shares outstanding; 16,750,000 shares outstanding
  as adjusted)(1)......................................................     12
Additional paid-in capital.............................................    238
Retained earnings......................................................     --               --
                                                                          ----         --------
  Total shareholders' equity...........................................    250
                                                                          ----         --------
Total capitalization...................................................   $250         $
                                                                          ====         ========

---------------
(1) The Purpose Trust currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled. Common Shares outstanding excludes 2,010,000 Common Shares issuable upon exercise of outstanding Class A Warrants, 502,500 Common Shares issuable upon exercise of options to be granted upon consummation of the Offering and 485,000 Common Shares reserved for future issuance pursuant to the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to 2,311,500 Common Shares, the number of Common Shares issuable upon exercise of options to be granted upon consummation of the Offering will increase to 577,875 Common Shares, and the number of Common Shares reserved for future issuance pursuant to the Stock Option Plan will increase to 535,250 Common Shares. None of the outstanding Class A Warrants or options are currently exercisable. See
    "Management -- Stock Option Plan" and "Description of Capital
    Stock -- Warrants."

(2) As adjusted does not give effect to any exercise of the Underwriters' over-allotment option and excludes the 12,000 Common Shares currently held by the Purpose Trust.

                                DIVIDEND POLICY

     The Company is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors of the Company
intends to declare and pay out of earnings a quarterly dividend of $       per
Common Share beginning at the end of the first full fiscal quarter following the consummation of the Offering. The declaration and payment of dividends by the Company will be at the discretion of its Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Annuity Reassurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of the Company deems relevant. The Company's ability to pay dividends depends on the ability of Annuity Reassurance to pay dividends to the Company. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital Resources" and "Business -- Regulation."

                                    DILUTION

     Purchasers of the Common Shares offered hereby will experience an immediate dilution in net tangible book value of their Common Shares from the initial public offering price. After giving effect to the sale of 16,750,000 Common Shares in the Offering, the pro forma net tangible book value of the Common Shares (assuming an initial public offering price of $15.00 per share and after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses of the Offering, including fees payable to affiliates
of the Company) will be approximately $     million, or approximately $     per
outstanding share (assuming the Underwriters' over-allotment option will not be exercised). This represents an immediate dilution in net tangible book value to
investors purchasing shares in the Offering of approximately $     per share,
without taking into account any Common Shares issuable upon exercise of outstanding options and Class A Warrants. Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding Common Shares, including the Common Shares issued in the Offering. The following table illustrates this per share dilution:

    Assumed initial public offering price per share.............................  $15.00
    Pro forma net tangible book value per outstanding share upon completion of the Offering(1)...........................................................
                                                                                  ------
    Dilution per share to new investors in the Offering.........................  $
                                                                                  ======

---------------
(1) Does not include 2,010,000 Common Shares issuable upon exercise of outstanding Class A Warrants (2,311,500 Common Shares if the Underwriters' over-allotment option is exercised in full) 502,500 Common Shares issuable upon exercise of options to be granted upon consummation of the Offering (577,875 Common Shares if the Underwriters' over-allotment option is exercised in full) and 485,000 Common Shares reserved for future issuance under the Stock Option Plan (535,250 Common Shares if the Underwriters' over-allotment option is exercised in full). None of the outstanding Class A Warrants or options are currently exercisable. The exercise of these warrants and options are not expected to be dilutive to purchasers of the Common Shares in the Offering because the exercise price per share of such warrants and options is equal to the initial public offering price per share. See "Description of Capital Stock -- Warrants."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

GENERAL

     The Company and Annuity Reassurance were formed on December 2, 1997 under the laws of Bermuda, and neither has any operating history. Their fiscal years end on December 31. The Company's financial statements will be prepared in accordance with GAAP.

LIQUIDITY AND CAPITAL RESOURCES

     The Company will rely primarily on cash dividends from Annuity Reassurance to pay its operating expenses and dividends, if any. The Board of Directors of the Company intends to declare and pay out of earnings a quarterly dividend of
$       per Common Share beginning at the end of the first full fiscal quarter following the consummation of the Offering. The declaration and payment of dividends by the Company will be at the discretion of its Board of Directors and will depend upon the Company's results of operations and cash flows, the financial position and capital requirements of Annuity Reassurance, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of the Company deems relevant. The Company's ability to pay dividends depends on the ability of Annuity Reassurance to pay dividends to the Company. While the Company is not itself subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance is subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Accordingly, there is no assurance that dividends will be declared or paid in the future. See "Dividend Policy" and "Business -- Regulation -- Bermuda."

     The principal sources of funds for Annuity Reassurance's operations are expected to be substantially all of the net proceeds of the Offering, premiums, fees and net investment income, as well as maturities and sales of invested assets. These funds are expected to be used primarily to pay policy benefits, claims, operating expenses and commissions, as well as to purchase new investments and, subject to Bermuda law, to make dividend payments to the Company.

     The principal risks associated with the reinsurance of annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk to the extent the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments to match its anticipated liabilities under reinsurance agreements. No assurance can be given, however, that the Company will successfully match the structure of its investments with its liabilities under reinsurance agreements. If the Company's calculations with respect to these reinsurance liabilities are incorrect, or it improperly structures its investments to match such liabilities, it could experience significant liquidity shortages or be forced to liquidate investments prior to maturity at a significant loss. The Company will also from time to time purchase or sell equity securities or equity-based futures and options solely pursuant to strategies intended to hedge the investment risk associated with the annuity and life insurance products which it reinsures. The failure of the Company to match its equity investments accurately with the Company's equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. The Company has entered into an investment advisory agreement with PIMCO which is anticipated to manage at least 50% of the Company's investment portfolio in accordance with guidelines established by the Company. The Company is in the process of selecting additional investment managers to manage the remainder of its portfolio.

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, it is anticipated that the Company's reinsurance clients will require it to post a letter of credit or other collateral. In the event that the Company should default under the letter of credit facility, it may be required to liquidate prematurely all or a substantial portion of its investment portfolio and/or its other assets which have been pledged as security for the facility or otherwise secure its obligations to its reinsureds, which would likely have a material adverse effect on the Company.

     The Company does not currently have any material commitments for any capital expenditures over the next twelve months.

     The Company expects that the net proceeds of the Offering will permit it to begin implementation of its business strategy. Over time, internally generated funds plus the capital base established by the Offering are expected to be sufficient to operate its business. Consequently, the Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit. However, no assurance can be given that the Company will not be required to incur indebtedness in order to implement its business strategy. See "Risk Factors -- No Operating History."

CURRENCY

     The Company's functional currency is the United States dollar. However, because the Company expects that it may write a portion of its business and receive premiums in currencies other than United States dollars and may maintain a small portion of its investment portfolio in investments denominated in currencies other than United States dollars, the Company may experience exchange losses to the extent its foreign currency exposure is not properly managed or otherwise hedged, which in turn would adversely affect the Company's statement of operations and financial condition.

TAXATION

     Bermuda does not currently impose a corporate level tax on the revenues or earnings of the Company, although it may do so in the future. The Company and Annuity Reassurance have applied to the Bermuda Minister of Finance for an undertaking under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. There can be no assurance that after such date the Company or Annuity Reassurance would not be subject to any such tax. See "Certain Tax Considerations -- Taxation of the Company and Annuity Reassurance." Because the Company is not expected to conduct business in the United States, and Annuity Reassurance will not be licensed to do business in the United States or any other jurisdiction except Bermuda, it is not expected that the Company will be subject to United States federal income taxes or any other corporate level tax.

     The United States does impose an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums to be paid to Annuity Reassurance is currently 1%. In addition, the Company may be subject to withholding tax on certain investments from United States sources.

EFFECTS OF INFLATION

     The effects of inflation on the Company will be implicitly considered in pricing and estimating reserves for unpaid losses. The actual effects of inflation on the results of the Company cannot be accurately known until claims are ultimately settled.

                                    BUSINESS

     The Company was recently organized in Bermuda with the objective of being an efficient, low cost provider of annuity and life reinsurance with expertise in the underwriting of reinsurance focused on mortality and investment risks. The Company's business strategy has been designed to respond to a number of trends in the annuity and life insurance industry that in management's view will increase the demand for annuity and life reinsurance. These trends include:

     - Expanding growth in the sales of annuities in recent years;

     - Increasing regulatory and certain capital and reserve requirements applicable to annuity issuers and life insurers;

     - Continuing consolidation in the annuity and life insurance industry, including strategic decisions to reinsure large blocks of insurance;

     - Leveraging of capital by annuity issuers and life insurers to increase financial performance through the use of reinsurance; and

     - Increasing use of multiple reinsurers by annuity issuers and life insurers to diversify their reinsurance risk.

     Through controls on overhead costs and the absence of a corporate level tax in Bermuda on the Company's revenues and earnings, the Company expects to be able to offer its products at prices that will be attractive to potential clients. The Company intends to market its reinsurance products to select insurers and reinsurers on a worldwide basis, with its primary target markets initially being the United States, Canada, Europe, Australia and Bermuda. The Company's principal executive office is located at Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda, and its telephone number is
(441) 295-3278.

BUSINESS STRATEGY

     The Company's objective is to develop an efficient, low cost annuity and life reinsurance business that will enable it to achieve attractive total rates of return through prudent underwriting of insurance risks and careful management of its investment portfolio. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Maintain Low Cost Structure

  The Company believes that the advantages of writing primarily treaty reinsurance and reinsuring specific blocks of business, as well as its Bermuda domicile, will enable it to maintain a low cost structure. By focusing on treaty reinsurance and the reinsurance of specific blocks of business where the underlying policies meet the underwriting criteria of the primary insurer, the Company will be able to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of small individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions. As a part of this strategy, the Company has contracted with Marsh & McLennan to provide claims processing and other administrative services. By minimizing its personnel and overhead costs, the Company expects to be better able to control expense levels as market conditions for writing reinsurance fluctuate, and intends to have one of the lowest ratios of operating costs to total revenues in the annuity and life reinsurance industry. In addition, the Company also expects to benefit from the absence of a corporate level tax in Bermuda on the Company's revenues and earnings. As a result of this low cost structure, the Company expects to be able to offer attractive prices to its reinsurance clients.

- Utilize a Disciplined Underwriting Approach

  The Company's reinsurance underwriting strategy is to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risks associated with the reinsurance of annuity and life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk to the extent the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments to match its anticipated liabilities under reinsurance agreements. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to analyze the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. Furthermore, the reinsurance of annuity and life insurance products will not expose the Company to the catastrophic risks normally associated with property/casualty reinsurance.

- Employ Professional Investment Management

  The Company will seek to generate attractive levels of investment income through a professionally managed fixed income investment portfolio. The Company has entered into an investment advisory agreement with PIMCO, which is anticipated to manage at least 50% of the Company's investment portfolio in accordance with guidelines established by the Company. The Company is in the process of selecting additional investment managers to manage the remainder of its portfolio. The Company's investment policies focus on diversification of risk and maintenance of liquidity, and include limits on investments in any one business sector or issuer other than securities issued by the United States Government, its agencies and instrumentalities. In addition, the Company's investment policies prohibit any investment in equity securities or equity-based futures and options other than pursuant to strategies intended to hedge the investment risk associated with annuity and life insurance products which the Company reinsures. The Company's investment guidelines provide that at least 75% of its fixed income investment portfolio will be invested in a diversified portfolio of fixed income securities that are rated investment grade by at least one major rating agency, with the balance permitted to be invested in below investment grade fixed income securities. The Company's investment policies require its fixed income investment portfolio to maintain a weighted average rating of "A".

- Build on Strong Capital Base

  The Company's capitalization after the Offering, including its lack of indebtedness, will demonstrate a strong financial position to potential clients and a high level of commitment to the annuity and life reinsurance marketplace. Management believes that this will enable the Company to compete with other reinsurers for desirable business and establish long-term relationships with a select group of primary insurers and other reinsurers. The Company does not anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining letters of credit in connection with its reinsurance agreements. The Company should also benefit from the fact that, as a recently formed entity, its capital is presently unencumbered by issues such as loss reserve adequacy, unrealized losses in its investment portfolio and uncollectible reinsurance. The Company's capital structure will also assist in the process of obtaining a claims paying rating from a major rating agency, which the Company expects to receive upon consummation of the Offering (although no assurance can be given that such rating will be received).

- Capitalize on Skill and Experience of Management and Board of Directors

  The Company has begun assembling a senior management team of experienced insurance and reinsurance professionals to implement its strategy. The Company's President and Chief Executive Officer, Lawrence S. Doyle, has over 32 years of experience in the insurance and reinsurance industries and was formerly the President and Chief Executive Officer of GCR from its formation as a Bermuda reinsurer specializing in catastrophe risk in 1993 until its acquisition by EXEL Limited in 1997, when Mr. Doyle became an Executive Vice President of EXEL. Before founding GCR, Mr. Doyle was Senior Vice President of Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International. In addition to Mr. Doyle, the Company's Board of Directors includes Frederick S. Hammer, Michael P. Esposito, Jr. and Robert M. Lichten. Messrs. Hammer, Esposito and Lichten are currently executives of Inter-Atlantic, a firm which provides investment banking services to insurance companies and other financial services firms, and they each have over 30 years of experience in the financial services industry. Management believes that the extensive insurance and financial services expertise possessed by the Company's directors and President and Chief Executive Officer should provide the Company with a competitive marketing advantage.

  INDUSTRY TRENDS

     The Company's business strategy has been designed to respond to a number of trends in the annuity and life insurance industry that in management's view will increase the demand for annuity and life reinsurance.

     First, there has been recent strong growth in a variety of savings-oriented insurance products that have tax-advantaged status, as evidenced by recent increases in sales of annuity products, which can be used as retirement planning vehicles. A.M. Best reports that annuity premiums sold (both individual and group) in the United States and Canada in 1996 totaled $184 billion, an increase of 13% from $164 billion in 1995; variable annuity premiums sold accounted for 49% of the 1996 total, while fixed annuity premiums accounted for 51%. Continued growth in sales of annuities may induce primary insurers to seek increasing amounts of reinsurance in an effort to manage capital and reserve requirements, as well as commissions and other selling costs.

     In recent years, state insurance regulators in the United States have established increasingly stringent reserve and capital requirements applicable to outstanding insurance policies, thus creating an additional demand for reinsurance. For example, certain regulations have recently been approved by individual states that are expected to increase reserve requirements for many annuity and life insurance products, the most prominent being the adoption by New York of Regulation 147, which sets higher capital standards for certain products including guaranteed renewable term life insurance. Other states have adopted a version of the National Association of Insurance Commissioners' Valuation of Life Insurance Policies Model Regulation, which is similar to Regulation 147. Management believes that this trend towards higher capital and reserve requirements will continue in the future and that the Company will benefit from an associated increased demand for reinsurance.

     Management expects that there will be continuing consolidation in the annuity and life insurance industry. This trend is likely to increase the need for reinsurance of these products as acquirers seek to restructure the resulting entities, focus on core markets and achieve better leveraging of existing capital to improve financial performance. In addition, primary insurers are expected to continue to reinsure large blocks of business as part of an effort towards greater strategic focus on well-defined product markets. Furthermore, many mutual life insurers have announced plans to "demutualize" during the next few years. Demutualization is a process by which a mutual life insurer, which is a non-stock corporation owned by its policyholders, becomes a shareholder-owned insurance company. As part of the demutualization process, mutual life insurers will be subject to close examination by regulatory authorities and the investing public, and once demutualized, will generally be required to report public financial results on a quarterly basis. Management believes that these factors will cause such companies to seek to improve the quality of their reinsurance as well as to generate higher levels of earnings by accelerating the reporting of the results of profitable blocks of business through reinsurance.

     Management expects annuity and life reinsurance products to be increasingly utilized by annuity issuers and life insurers in these types of circumstances to satisfy their strategic objectives.

     Finally, primary insurers often prefer to expand and diversify their reinsurance risk among multiple reinsurers so as to reduce their dependence upon any one reinsurer as well as the risk of nonperformance. The Company believes its entrance into the market will benefit from a preference for multiple sources of reinsurance.

OVERVIEW OF REINSURANCE

     Reinsurance is an arrangement under which an insurance company (the "reinsurer") agrees to indemnify another insurance company (the "ceding company" or "cedent") for all or a portion of the insurance risks underwritten by the ceding company. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under indemnity reinsurance agreements. Such practice permits primary insurers to write policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to (i) reduce the net liability of the ceding company on individual risks, thereby assisting the ceding company in increasing the volume of business it can underwrite, as well as increasing the maximum risk it can underwrite on a single life or risk; (ii) assist in stabilizing operating results by leveling fluctuations in the ceding company's loss experience; (iii) assist the ceding company in meeting applicable regulatory capital requirements; (iv) assist in reducing the short-term financial impact of sales and other acquisition costs; and (v) enhance the ceding company's financial strength and statutory capital. Ceding companies typically contract with more than one reinsurer to reinsure their business.

     Reinsurance may be written on an indemnity or an assumption basis. However, the Company presently expects to write only indemnity reinsurance. Indemnity reinsurance does not discharge a ceding company from liability to the policyholder; a ceding company is required to pay the full amount of its insurance obligations regardless of whether it is entitled or able to receive payments from its reinsurers. By contrast, reinsurance written on an assumption basis effectively transfers the ceding company's obligations to the reinsurer, and in some cases eliminates the cedent's further liability. Reinsurers also may themselves purchase reinsurance, known as retrocession reinsurance, to limit their own risk exposure. Reinsurance companies enter into retrocession agreements with other reinsurers ("retrocessionaires") for reasons similar to those that cause primary insurers to purchase reinsurance.

ANNUITY AND LIFE INSURANCE PRODUCTS TO BE REINSURED

     The Company's primary business will be the reinsurance of the obligations of insurers under annuity and life insurance contracts. The Company expects to enter into reinsurance agreements with respect to cedents' obligations on one or more of its individual and group annuity products, including fixed annuities, variable annuities, equity-linked annuities, guaranteed investment contracts and structured settlements, and individual and group life insurance products, including term life insurance, universal life insurance, variable life insurance and whole life insurance. The Company expects to write reinsurance both on a direct and brokered basis with both primary annuity issuers and life insurers as well as reinsurers.

     When the Company enters into a reinsurance contract it will generally receive periodic premium payments from the ceding company and will assume certain reinsurance risks. Generally, the Company expects to assume a stated percentage of the cedent's risks associated with the reinsured business (often called "quota share" or "proportional reinsurance"). The risks reinsured by the Company may include mortality and investment risks and, to a lesser extent, early surrender and lapse risks. However, the Company will only enter into contracts where the cedent continues to retain at least 10% of the exposure to the risks assumed by the Company.

     Generally, most life reinsurance is written on a yearly renewable term basis, where the predominant risk is the mortality of the insured. However, most other types of annuity and life reinsurance typically contain a certain level of investment risk, with the reinsurer often reinsuring a stated percentage of the cedent's investment risk. In addition to investment risk, a "quota share" coinsurer reinsurer of annuity and life insurance products reinsures a stated percentage of all of the other risks of the underlying annuity contracts, including mortality, surrender and lapse risks.

  Annuity Products to be Reinsured

     The Company expects to reinsure both "fixed" annuities and "variable" annuities. Fixed annuities are a type of "general account" product because the assets backing fixed annuities are recorded as part of the insurer's general funds and are subject to the claims of its general creditors. In contrast, variable annuities are a type of "separate account" product because the assets backing the variable annuities are placed in segregated accounts and are generally not subject to the claims of the insurer's general creditors. Annuities are long-term savings vehicles that generally are marketed to customers over the age of 45 who are planning for retirement and seeking secure, tax-deferred savings products. United States annuity products generally enjoy an advantage over certain other retirement savings products because the payment of United States federal income taxes on interest credited on annuity policies is deferred during the investment accumulation period.

     General account annuities, which include fixed annuities and equity-indexed annuities, generally have specified or minimum guaranteed performance levels and consequently, involve a greater commitment of statutory surplus than separate account annuities, as a reserve against the investment risk associated with such policies, and therefore are more frequently reinsured. Separate account annuities are investment vehicles that are held in segregated accounts for the benefit of the policyholder and are not commingled with the other assets of the insurance company. Holders of such annuities themselves generally bear the risks of the underlying investments. The return on separate account annuities depends solely on the performance of the assets underlying the particular separate account and, therefore, require less capital reserves than fixed annuities.

     Insurance companies offer a variety of annuity products including (i) single premium deferred annuities ("SPDAs"), which, in general, are savings vehicles in which the policyholder, or annuitant, makes a single premium payment to an insurance company, and the insurance company credits the account of the annuitant with earnings at a specified interest rate (the "crediting rate"), which is declared by the insurance company from time to time and may exceed but may not be lower than any contractually guaranteed minimum crediting rate, and
(ii) flexible premium deferred annuities ("FPDAs"), which are deferred annuities in which the policyholder may elect to make more than one premium payment. In addition, certain insurance companies in the United States market a variety of tax-qualified retirement annuities to individuals participating in tax-qualified plans, including employees of public schools and certain other tax-exempt organizations. Tax-qualified retirement annuities tend to be purchased by customers who are younger than purchasers of other annuity products.

     Insurance companies that issue annuities generally incorporate a number of features in their annuity products designed to reduce the early withdrawal or surrender of the policies and to partially compensate the company for lost investment opportunities and costs if policies are withdrawn early. Typically, the policyholder is permitted to withdraw all or part of the premium paid plus the amount credited to his or her account, less a penalty or surrender charge for withdrawals. Often, an insurer's deferred annuity contract provides for penalty-free partial withdrawals, typically up to 10% of the accumulation value annually. Annuity policies typically impose some surrender charge during the period ranging from the first five years to the term of the policy. The initial surrender charge on annuity policies generally ranges from 5% to 10% of the premium and decreases over the surrender charge period. Surrender charges are set at levels intended to protect from loss on early terminations and to reduce the likelihood of policyholders terminating their policies during periods of increasing interest rates, thereby lengthening the effective duration of policy liabilities and improving the ability to maintain profitability on such policies.

     The Company also may reinsure certain structured settlement contracts. These contracts typically provide for periodic payments arising from the settlement of personal injury and other legal claims and from lottery payouts. Structured settlement contracts, as well as guaranteed investment contracts issued by insurance companies, are often classified as annuities in that they require periodic payments over a specified period of time.

  Life Insurance Products to be Reinsured

     The Company expects to reinsure traditional life insurance products, such as term life and whole life, and also non-traditional products, including variable life and universal life.

     Traditional life insurance products include term life and whole life. A term life insurance policy is a pure mortality risk insurance product with no investment component. A term life insurance policy is generally renewable for a fixed number of years, but the policy expires without value at the end of the stated period. A traditional whole life insurance policy is permanent life insurance combining an investment component along with a death benefit. The insurance company credits the investment component of the whole life policy with interest, generally guaranteed, at regular intervals. Term life and whole life policies are typically obligations of an insurance company's general account.

     Variable life insurance provides a return linked to an underlying portfolio in which policyholders are typically able to allocate their desired asset mix among a variety of investment funds. As the total return on the investment portfolio increases or decreases, as the case may be, the death benefit or surrender value of the variable life policy may increase or decrease. The single premium variable life product provides a death benefit to the policy beneficiary based on a single premium deposit. Universal life and interest-sensitive whole life insurance policies (which can either be single or flexible premium policies) provide life insurance with adjustable rates of return based on current interest rates. These policies provide policyholders flexibility in the available coverage, timing and amount of premium payments and the amount of the death benefit, provided there are sufficient policy funds to cover all applicable policy charges.

     Like annuities, life insurance policies also are subject to surrender. However, they are generally less susceptible to surrender than are annuity contracts because policyholders must generally undergo a new underwriting process and incur new policy acquisition costs in order to obtain new life insurance policies.

     The Company may reinsure corporate owned life insurance ("COLI"). COLI is life insurance purchased by a company on the life of its employees, with the company named as the beneficiary under the policy. Through the purchase of COLI, corporations have been able to use the favorable tax treatment of life insurance to fund a variety of employee benefit liabilities such as post-retirement health care and non-qualified benefit programs.

     The Company may also reinsure group life insurance risks. Group life reinsurance includes the reinsurance of various types of group life policies, including employer-employee group term life, which form the majority of group policies, as well as voluntary and supplemental term life, association term life, mortgage and credit life and group universal life. The Company may reinsure group life clients on an experience rated basis, whereby the ceding company receives a refund of a portion of the profits resulting from favorable claims experience with respect to the underlying policies through the reduction of premiums on a going forward basis. The Company's group life insurance business may be written on a quota share or excess basis, with ceding companies generally required to retain at least 10% of the risk being reinsured by the Company.

MARKETING

     The Company has devised a marketing plan which calls for the development of relationships with potential clients which management believes have a perceived need for reinsurance, based on regulatory filings, management's industry knowledge and market trends. Given the nature of the Company's business, it expects to target a limited number of potential clients which the Company expects will be likely purchasers of its reinsurance products. Management believes that these clients focus principally on price and, to a lesser extent, service when making a decision between two or more reinsurance companies offering similar products. The Company anticipates that it will be able to capitalize on the relationships its President and Chief Executive Officer, its directors and future staff have established in the insurance industry in the marketing of its products. The Company also expects that its low cost structure will enable it to price its proposals competitively. The Company will also seek to compete on the basis of service by evaluating each client's specific reinsurance needs and tailoring its reinsurance programs to meet those needs, and being responsive in processing claims, all with the objective of competing on the basis of service. Initially, it is anticipated that insurers and reinsurers located in the United States, Canada, Europe, Australia and Bermuda will comprise the majority of the Company's customers.

     The Company may, from time to time, use intermediaries (reinsurance brokers and consultants functioning as brokers) to enter into treaties and facultative arrangements with ceding companies. These intermediaries would be expected to solicit, negotiate, and/or place reinsurance cessions or retrocessions on behalf of the Company or a ceding insurer or reinsurer. Intermediaries would generally not have the authority to bind the Company to any reinsurance agreement, nor would the Company commit in advance to accept any business generated by an intermediary. Any efforts of the intermediaries engaged by the Company will be overseen and monitored by the Company's management and Board of Directors. The Company has held discussions with several of such intermediaries and has notified them of the Company's intention to write annuity and life reinsurance upon completion of the Offering.

     During its first year of operation, the Company expects to reinsure annuity and life-insurance-related business with a small number of ceding companies, and three to five ceding companies may represent a majority of the Company's reinsurance activities.

RETROCESSIONAL ARRANGEMENTS

     The Company may reinsure, or retrocede, portions of certain risks for which it has accepted liability. Retrocessional arrangements will allow the Company greater underwriting capacity while limiting its risk profile. The Company's current policy is not to retain a net liability on any one life in excess of $1.0 million. Liability in excess of the established limit, if not approved by the Board of Directors, will generally be retroceded to retrocessionaires. Pursuant to the Company's current underwriting policies, each of its retrocessionaires will have a claims paying rating of "A-" or better by a major rating agency.

UNDERWRITING

     The Company's reinsurance underwriting strategy is to select opportunities with acceptable risk/return profiles based on sophisticated actuarial and investment modeling techniques. The principal risk associated with the reinsurance of annuity life insurance products are mortality risk and investment risk. Mortality risk is actuarially quantifiable when spread across large numbers of insureds. The Company will be exposed to investment risk to the extent the products it reinsures guarantee an investment return or fixed benefit. The Company intends to manage these risks by using modeling techniques to structure its investments to match its anticipated liabilities under reinsurance agreements. Initially, the Company intends to supplement its underwriting analyses with commercially available actuarial models and may retain consultants to analyze the risks that it reinsures, while it develops its own proprietary models. The Company believes that its focus on annuity and life reinsurance will enable it to structure its reinsurance products to meet the specific requirements of its clients while managing its exposure to the risks being assumed. The underwriting process will be designed to specify an adequate premium for a given exposure that is intended to be commensurate with the amount of capital the Company estimates it is placing at risk. The Company's Chief Executive Officer and Chief Underwriting Officer will jointly approve all underwriting decisions made under the Company's underwriting guidelines.

     The Company has developed and its Board of Directors has approved underwriting guidelines, with the objective of controlling the risks of the reinsurance policies written as well as to determine appropriate pricing levels. The Company's current underwriting guidelines include the following policies:
(i) the Company will not assume more than 90% of a risk and will require the ceding company to retain at least 10% of every reinsured risk; (ii) the Company will limit its net liability on any one life to no more than $1.0 million; and
(iii) the cedent must be domiciled in the United States, Canada, Europe, Australia or Bermuda. Any deviation from the Company's underwriting guidelines, as they may be amended from time to time, will require the approval of the Board of Directors, as will the approval of contracts in excess of a certain size or involving a certain level of risk and contracts involving equity investment risks. In approving contracts in excess of a certain size, the Board may also waive or relax the requirement that cedents retain 10% of the reinsured risk. The Company reserves the right at all times to amend, modify or supplement its underwriting guidelines in response to changes in its business, market conditions or for other reasons, including changing the approved domiciles for reinsurance clients.

     The Company will determine whether to assume any particular reinsurance business by considering many factors, including the type of risks to be covered, actuarial evaluations, historical performance data for the cedent and the industry as a whole, ceding company retention, products to be reinsured, pricing assumptions, underwriting standards, reputation and financial strength of the cedent, the likelihood of establishing a long-term relationship with the cedent and the market share of the cedent. Pricing of the Company's reinsurance products will be based on the Company's actuarial models which incorporate a number of factors, including assumptions for mortality, expenses, persistency and investment returns, as well as certain macroeconomic factors such as inflation.

     The Company expects regularly to update its underwriting guidelines to take into account changing industry conditions, market developments and changes in technology. The Company will endeavor to ensure that the underwriting guidelines of its ceding clients are compatible with those of the Company. Toward this end, the Company anticipates that it would periodically retain unaffiliated service providers to conduct reviews of the Company's ceding clients' underwriting and claims personnel and procedures.

     The Company is actively interviewing candidates for its underwriting and actuarial positions, including the position of Chief Underwriting Officer. The Company has also entered into a contract with Abbott Associates Limited, the Bermuda-based member of the Woodrow Milliman organization, to provide actuarial services and may use other actuarial consultants. Such consultants will supplement the Company's own actuarial functions, including the evaluation of mortality and other risks. John Rayner of Abbott Associates is the Company's approved actuary for purposes of Bermuda law.

REINSURANCE AGREEMENTS

  Automatic and Facultative Treaties

     Although the Company's reinsurance policies may be written on an automatic treaty basis or a facultative basis, the Company expects to write policies primarily on an automatic treaty basis. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified policies where the underlying policies meet the ceding company's underwriting criteria, but the reinsurer does not approve each individual risk. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a stated portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties also specify the ceding company's mortality limit on an individual life, which is the maximum amount of risk on a given life that can be ceded automatically and that the reinsurer must accept. The mortality limit may be stated either as a multiple of the ceding company's retention or as a stated dollar amount.

     Automatic treaty business is generated under agreements referred to as treaties, which generally require that the underlying policies meet the ceding company's underwriting criteria. Automatic business tends to be very price-competitive. The Company will generally require ceding companies to retain at least 10% of every risk, whether the business is written on an excess or quota share basis thereby increasing the ceding companies' incentives to underwrite risks with care and, when appropriate, to contest claims diligently. The Company's reinsurance agreements may provide for rights of recapture, which will permit the ceding company to increase the amount of liability it retains on the reinsured policies after the policies have remained in force for a designated period of time. Accordingly, an increase in the amount of liability retained by the ceding company will decrease both the Company's insurance in force and premiums to be received from the reinsured policies.

     Because the Company expects to write primarily treaty reinsurance and to reinsure specific blocks of business where the underlying policies meet the underwriting criteria of the primary insurer, the Company will be able to make fewer underwriting assessments than would typically be required with respect to the underwriting of a large number of small individual policies. As a consequence, the Company expects to limit its number of employees initially to approximately ten and to use third-party service providers to perform certain functions. To a lesser extent, the Company may also enter into facultative reinsurance arrangements. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established at the time the policy is underwritten based upon rates negotiated in advance. Facultative reinsurance normally is purchased by insurance companies for medically impaired lives, unusual risks or liabilities in excess of binding limits on their automatic treaties. Facultative reinsurance requires significantly more underwriting staff and other corporate infrastructure than automatic treaty reinsurance.

  Forms of Reinsurance

     Annuity and life reinsurance may be written as coinsurance, modified coinsurance or yearly renewable term insurance, which vary with the type of risk assumed and the manner of pricing the reinsurance. Once a contract is reinsured, it typically cannot be unilaterally removed from the reinsurance agreement, except pursuant to a ceding company's recapture rights. Recapture rights permit the ceding company to reassume all or a portion of the risk formerly ceded to the reinsurer after an agreed-upon period of time (generally 10 years) and subject to certain other conditions, including that the ceding company kept its full retention.

     Under a coinsurance or modified coinsurance arrangement, the reinsurer will, depending upon the terms of the contract, share in all material risks inherent in the underlying policies, including the risk of loss due to mortality, surrender and lapse, as well as investment performance. Under modified coinsurance arrangements the ceding company retains ownership of the assets supporting the reserves, whereas in coinsurance the ceding company transfers ownership of the assets supporting the reserves to the reinsurer. Annuity reinsurance is traditionally written on a coinsurance or modified coinsurance basis. Under coinsurance or modified coinsurance arrangements, the Company's reinsurance agreements may remain in force for the life of the underlying policies reinsured. In such cases, it is expected that the Company would be entitled to renewal premiums absent the death of the insured, voluntary surrender or lapse of the policy due to nonpayment of premium or the recapture by the ceding company of the risks reinsured. Both the cedent and the reinsurer generally have the right to terminate the agreement, with respect to new policies only, upon reasonable notice. While annuity contracts underlying coinsurance or modified coinsurance reinsurance are long-term policies, they may or may not involve long-term investment risk. Management estimates that a significant amount of annuity contracts currently underlying reinsurance treaties call for an annual (or more frequent) reset of credited interest rates to market rates.

     Life reinsurance is primarily written on a yearly renewable term basis. Under a yearly renewable term treaty, the reinsurer assumes only the mortality risk. At the end of the year, premiums readjust based on the age of the policy and the age of the insured.

     Generally, the amount of life reinsurance ceded under reinsurance agreements is stated on either an excess or a quota share basis. Reinsurance on an excess basis covers amounts in excess of an agreed-upon retention limit. Retention limits vary by ceding company and also vary by age and underwriting classification of the insured, product, and other factors. Under quota share reinsurance, the ceding company states its retention in terms of a fixed percentage of the risk that will be retained, with the remainder up to the maximum binding limit to be ceded to one or more reinsurers. The Company plans to write reinsurance on both quota share and excess basis.

     The Company may occasionally reinsure insurance policies on an experience rated basis, under which the ceding company receives a refund of a portion of the profits (through the retention of future premiums) resulting from favorable claims experience with respect to the underlying policies.

ADMINISTRATION

     The Company has entered into a contract with Marsh & McLennan to administer on behalf of the Company treaty and contract compliance, the allocation of receipts and disbursements, the estimation of accruals, assistance in the generation of internal management reports, assistance with client services and maintenance of the general ledger, as needed. Pursuant to the contract, Marsh & McLennan is entitled to receive fees based on hourly rates with a $15,000 per year minimum.

     The Company's contract with Marsh & McLennan provides for the following claims processing and other administrative services; (i) review and verification of reinsurance claims, (ii) the procurement of information necessary to evaluate claims, (iii) determination of the Company's liability with respect to claims, and (iv) arrangement for timely claim payments. Claims will be subjected to a thorough review process by the Company to ensure that the risk was properly ceded, the claim complies with the contract provisions, and the ceding company is current in the payment of reinsurance policy premiums to the Company. The Company will also employ third-party contractors to conduct periodic audits of the underlying business.

RESERVES

     In accordance with Bermuda insurance regulations, the Company will establish and carry as liabilities actuarially determined reserves which will be calculated to meet the Company's future obligations. Future policy benefits and policy claims are expected to comprise the majority of the Company's financial obligations and reserves therefor will be maintained on both a Bermuda regulatory and GAAP basis. Future policy benefits will be based upon the Company's best estimates of mortality, persistency and investment income, with appropriate provision for adverse deviation and other factors. The liabilities for future policy benefits established by the Company with respect to individual risks or classes of business may be greater or less than those established by ceding companies due to the use of different investment, mortality and other assumptions. The Company's reserves will be computed at amounts that, with additions from premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company's policy obligations at their maturities or in the event of an insured's death. Reserves may include unearned premiums, premium deposits, claims reported but not yet paid, claims incurred but not reported and claims in the process of settlement.

     Coinsurance agreements regarding variable products will ordinarily require the Company to establish separate accounts to hold policyholder-controlled assets and liabilities. Such assets and liabilities will be segregated from the Company's other assets and liabilities on both the Company's Bermuda regulatory and GAAP statements. While the Company has legal responsibility for the proper maintenance of such segregated accounts, the books and records of such accounts initially will be maintained by Marsh & McLennan as part of its insurance services contract with the Company.

     The stability of the Company's annuity and interest-sensitive life reinsurance reserves is expected to be enhanced by policy restrictions on withdrawal of funds on policyholders. Withdrawals in excess of allowable penalty-free amounts are assessed a surrender charge during a penalty period, ranging from the first five years to the term of the policy.

INVESTMENT STRATEGY

     Investments made by the Company will be governed by the general requirements and guidelines established and approved by the Board of Directors and by accounting regulations prescribed by Bermuda insurance laws and regulations. The Company's investment policies focus on diversification of risk and maintenance of liquidity, and include limits on investments in any one business sector or issuer other than securities issued by the United States Government, its agencies and instrumentalities. In addition, the Company's investment policies prohibit any investment in equity securities or equity-based futures and options other than pursuant to strategies intended to hedge the investment risk associated with annuity and life insurance products which the Company reinsures. The Company's investment guidelines provide that at least 75% of its fixed income investment portfolio will be invested in a diversified portfolio of fixed income securities that are rated investment grade by at least one major rating agency, with the balance permitted to be invested in below investment grade fixed income securities. The Company's investment policies require its fixed income investment portfolio to maintain a weighted average rating of "A". A fixed income security rated "A" by Standard & Poor's is somewhat susceptible to the adverse effects of changes in circumstances and economic conditions, however, the issuer's capacity to meet its financial commitment on the security is still strong. The Company will not invest in any fixed income securities in emerging markets or which are not rated by a major rating agency. While any investment carries some risk, some of the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer's other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates, which could impair an issuer's capacity or willingness to meet its financial commitment on such lower-rated securities. Consequently, the market price of these securities may be quite volatile, and the risk of loss is greater.

     The Company will be exposed to two primary sources of investment risk on its fixed income investments: credit risk, relating to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest, and interest rate risk, relating to the market price and/or cash flow variability associated with changes in market interest rates. The Company will seek to manage credit risk through industry and issuer diversification and asset allocation. The Company will seek to manage interest rate risk by structuring its investments to match its anticipated liabilities under reinsurance agreements, and through the use of hedging techniques. The reinsurance of certain products may obligate the Company to credit a return with respect to a reinsured policy which is derived from a market or other benchmark rate. In order to manage the investment risks associated with these products, the Company may enter into interest rate hedges or other similar transactions. The Company may also enter into hedges to reduce potential mismatch between durations of assets and liabilities and offset the potential cash flow impact caused by interest rate changes. The Finance and Investment Committee of the Company's Board of Directors will periodically review its investment portfolio, which will include (i) a review of market conditions, (ii) an assessment of default risk of its debt instruments, (iii) cash flow testing of its interest sensitive assets and liabilities and (iv) a review of the performance of the Investment Managers. The failure of the Investment Managers to manage the Company's investments in a manner that is consistent with the Company's anticipated need for liquidity, or which does not adequately match the Company's anticipated liabilities under reinsurance agreements, could adversely affect the Company.

     The Company will also from time to time purchase or sell equity securities or equity-based futures and options pursuant to strategies intended to hedge the investment risk associated with annuity and life insurance products which the Company reinsures. The failure of the Company to match its equity investments accurately with the Company's equity-based liabilities could expose the Company to the volatility of the equity markets and potential losses on such equity securities and equity-based futures and options. In addition, the possible lack of liquidity for certain futures and options could adversely affect the Company.

INVESTMENT MANAGERS

     The Company expects to retain the services of a small number of investment managers, including PIMCO, to provide professional management for the Company's investment portfolio. It is anticipated that PIMCO will manage at least 50% of the Company's total portfolio. PIMCO is one of the largest fixed income money managers in the United States. PIMCO is a subsidiary of PIMCO Advisors L.P. According to information supplied by PIMCO, as of September 30, 1997, PIMCO had aggregate assets under management of approximately $108.5 billion, of which approximately 90% consisted of fixed-income assets and approximately 10% consisted of equity-related assets.

COMPETITION

     The reinsurance industry is highly competitive. The Company expects to compete with the major reinsurers. The Company's initial target markets will be the United States, Canada, Europe, Australia and Bermuda. According to management's estimates, there are approximately 25 reinsurers of annuity or life insurance located in the United States. There are also numerous foreign reinsurers which compete for reinsurance business in the United States and abroad. These competitors primarily reinsure life insurance and health insurance risks and, to a lesser degree, annuity risks. The Company is not aware of any publicly traded reinsurance company that specializes in reinsuring annuity risks. Most, if not all, of these competitors are expected to compete for annuity reinsurance business in the future. Most of these competitors are well established, have significant operating histories and strong claims paying ratings, and have developed long-standing client relationships through existing treaties with cedents.

     Reinsurers compete on the basis of many factors, including financial strength, pricing and other terms and conditions of reinsurance agreements, reputation, service, and experience in the types of business underwritten. The Company believes that the reinsurers with the largest market share in the United States annuity and life reinsurance market include Lincoln National Corporation, Transamerica Occidental Life Insurance Company, Reinsurance Group of America Inc., General Re Corp., Life Re Corp. and Employers Reassurance Corporation, and on a global basis also include Swiss Reinsurance and Munich Reinsurance. The Company has no experience in competing with such other companies and there can be no assurance that it will be successful.

     Although the Company is in the process of applying to a major rating agency for an insurance claims paying rating, the Company is not currently rated by any such agency. Insurance ratings are used by insurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, because a ceding company's own rating may be adversely affected by the lack of a rating of its reinsurer, if the Company is unable to obtain a rating, it could be adversely affected in its ability to obtain clients. No assurances can be given that a rating will be issued to the Company upon completion of the Offering or that such rating, if issued, will be at a level that will allow the Company to implement successfully its business strategy. The lack of such a rating or an unsatisfactory rating may dissuade a client from reinsuring with the Company. Certain rating agencies, including A.M. Best, generally do not assign a rating to a company until it has accumulated two to five consecutive years of representative operating performance.

     Annuity Reassurance is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are in place, it is anticipated that the Company's reinsurance clients will require it to post a letter of credit or other collateral. Although the Company has been negotiating with a commercial bank to obtain a standby letter of credit facility, if the Company is unable to obtain such a facility, or is unable to do so on commercially acceptable terms, its ability to operate its business will be severely limited.

PROPERTY

     The Company has leased office space in Hamilton, Bermuda from Marsh & McLennan at which the principal offices of the Company and Annuity Reassurance are located.

LEGAL PROCEEDINGS

     The Company is not currently involved in any litigation or arbitration. The Company anticipates that it will be subject to litigation and arbitration in the ordinary course of business.

REGULATION

  Bermuda

     The Insurance Act of 1978, as amended, and Related Regulations. As a holding company, the Company is not subject to Bermuda insurance regulations. The Insurance Act, which regulates the insurance business of Annuity Reassurance, provides that no person shall carry on an insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Minister of Finance (the "Minister"). The Minister, in deciding whether to grant registration, has broad discretion to act as the Minister thinks fit in the public interest. The Minister is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Minister may impose at any time.

     An Insurance Advisory Committee appointed by the Minister advises the Minister on matters connected with the discharge of the Minister's functions and sub-committees thereof supervise and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures.

     The Insurance Act imposes on Bermuda insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister powers to supervise, investigate and intervene in the affairs of insurance companies. Certain significant aspects of the Bermuda insurance regulatory framework are set forth below.

     Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business and insurers carrying on general business. As Annuity Reassurance has been incorporated to provide reinsurance of annuity and life insurance-related risks, it has been registered as a long-term insurer in Bermuda and expects to be regulated as such under the Insurance Act.

     An insurer carrying on long-term business is required to keep its accounts in respect of its long-term business separate from any accounts kept in respect of any other business and all receipts of its long-term business form part of its long-term business fund. No payment may be made from an insurer's long-term business fund for any purpose other than a purpose related to the insurer's long-term business, except insofar as such payment can be made out of any surplus certified by the insurer's approved actuary to be available for distribution otherwise than to policyholders. No insurer carrying on long-term business may declare or pay a dividend to any person other than a policyholder unless the value of the assets in its long-term business fund as certified by the insurer's approved actuary exceeds the liabilities of the insurer's long-term business by the margin prescribed by the Insurance Act, and the amount of any such dividend may not exceed the aggregate of (i) that excess, and (ii) any other funds properly available for payment of dividends, such as funds arising out of business of the insurer other than long-term business.

     Annuity Reassurance may not carry on general business (e.g., property casualty, aviation and marine) without first being registered as a general business insurer by the Minister under the Insurance Act. The Company has no current intention to do so.

     Cancellation of Insurer's Registration. An insurer's registration may be cancelled by the Minister on certain grounds specified in the Insurance Act, including failure of the insurer to comply with its obligations under the Insurance Act or, if in the opinion of the Minister after consultation with the Insurance Advisory Committee, the insurer has not been carrying on business in accordance with sound insurance principles.

     Independent Approved Auditor. Every registered insurer must appoint an independent auditor who will annually audit and report on the Statutory Financial Statements and the Statutory Financial Return of the insurer, which are required to be filed annually with the Registrar of Companies in Bermuda. The independent auditor of the insurer must be approved by the Minister and may be the same person or firm which audits the insurer's financial statements and reports for presentation to its shareholders. Annuity Reassurance's independent auditor is KPMG Peat Marwick.

     Approved Actuary. Annuity Reassurance, as a registered long-term insurer, is required to submit an annual actuary's certificate when filing its Statutory Financial Return. The actuary's certificate shall state whether or not, in the opinion of the insurer's approved actuary, the aggregate amount of the liabilities of the insurer in relation to long-term business as at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet. The approved actuary, who will normally be a qualified life actuary, must be approved by the Minister. Annuity Reassurance's approved actuary is John Rayner of Abbott Associates Limited.

     Statutory Financial Statements. An insurer must prepare annual Statutory Financial Statements. The Insurance Act prescribes rules for the preparation and substance of such Statutory Financial Statements (which include, in statutory form, a balance sheet, income statement, a statement of capital and surplus and notes thereto). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance and investments. The Statutory Financial Statements are not prepared in accordance with United States GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under the Companies Act 1981 of Bermuda, which financial statements may be prepared in accordance with United States GAAP. An insurer is required to submit the annual Statutory Financial Statements as part of the annual Statutory Financial Return.

     Minimum Solvency Margin. The Insurance Act provides that the value of the long-term business assets of an insurer carrying on long-term business must exceed the amount of its long-term business liabilities by at least $250,000.

     Annual Statutory Financial Return. Annuity Reassurance is required to file with the Registrar of Companies in Bermuda a Statutory Financial Return no later than four months after its financial year end (unless specifically extended). The Statutory Financial Return includes, among other matters, a report of the approved independent auditor on the Statutory Financial Statements of the insurer, a solvency certificate, the Statutory Financial Statements themselves and a certificate of the approved actuary. The solvency certificate must be signed by the principal representative and at least two directors of the insurer who are required to certify whether the Minimum Solvency Margin has been met, and the independent approved auditor is required to state whether in its opinion it was reasonable for the directors to so certify. Where an insurer's accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the Statutory Financial Return.

     Supervision, Investigation and Intervention. The Minister may appoint an inspector with extensive powers to investigate the affairs of an insurer if the Minister believes that an investigation is required in the interest of the insurer's policyholders or persons who may become policyholders. In order to verify or supplement information otherwise provided to the Minister, the Minister may direct an insurer to produce documents or information relating to matters connected with the insurer's business.

     If it appears to the Minister that there is a risk of the insurer becoming insolvent, or that it is in breach of the Insurance Act or any conditions imposed upon its registration, the Minister may, among other things, direct the insurer (i) not to take on any new insurance business, (ii) not to vary any insurance contract if the effect would be to increase the insurer's liabilities,
(iii) not to make certain investments, (iv) to realize certain investments, (v) to maintain in Bermuda, or transfer to the custody of a Bermuda bank, certain assets, (vi) not to declare or pay any dividends or other distributions or to restrict the making of such payments, and/or (vii) to limit its premium income.

     An insurer is required to maintain a principal office in Bermuda and to appoint and maintain a principal representative in Bermuda. For the purpose of the Insurance Act, the principal office of Annuity Reassurance is at the Company's offices in Hamilton, Bermuda, and Lawrence S. Doyle, the Company's President and Chief Executive Officer, is the principal representative of Annuity Reassurance. Without a reason acceptable to the Minister, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days' notice in writing to the Minister is given of the intention to do so. It is the duty of the principal representative, within 30 days of reaching the view that there is a likelihood of the insurer for which the principal representative acts becoming insolvent or that a reportable "event" has, to the principal representative's knowledge, occurred or is believed to have occurred, to make a report in writing to the Minister setting out all the particulars of the case that are available to the principal representative. Examples of such a reportable "event" include failure by the insurer to comply substantially with a condition imposed upon the insurer by the Minister relating to a solvency margin or a liquidity or other ratio.

     Certain Bermuda Law Considerations. The Company and Annuity Reassurance have been designated as non-resident for exchange control purposes by the Bermuda Monetary Authority whose permission for the issue and transfer of the Common Shares has been obtained. This designation allows the Company and Annuity Reassurance to engage in transactions, or to pay dividends to non-residents of Bermuda who are holders of the Common Shares, in currencies other than the Bermuda Dollar.

     The transfer of the Common Shares between persons regarded as non-resident in Bermuda for exchange control purposes and the issue of the Common Shares after the completion of the Offering to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of the Common Shares to any person regarded as resident in Bermuda for exchange control purposes requires specific prior approval under the Exchange Control Act 1972.

     In accordance with Bermuda law, share certificates are issued only in the names of corporations or individuals. In the case of an applicant acting in a special capacity (for example, as an executor or trustee), certificates may, at the request of the applicant, record the capacity in which the applicant is acting. Notwithstanding the recording of any such special capacity, the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such estate or trust. The Company will take no notice of any trust applicable to any of its Common Shares whether or not it had notice of such trust.

     As "exempted companies," the Company and Annuity Reassurance are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians, but as exempted companies they may not participate in certain business transactions, including (i) the acquisition or holding of land in Bermuda (except that required for their business and held by way of lease or tenancy for terms of not more than 21 years) without the express authorization of the Bermuda legislature, (ii) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (iii) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities, or (iv) the carrying on of business of any kind in Bermuda, including insuring domestic risks, except in furtherance of their business carried on outside Bermuda, and, in the case of Annuity Reassurance, reinsuring any long-term business risks undertaken by any company incorporated in Bermuda and permitted to engage in the insurance and reinsurance business, or under a license granted by the Minister.

  United States and Other

     Annuity Reassurance is not registered or licensed as an insurance company in any jurisdiction except Bermuda. The insurance laws of each state in the United States and of many other jurisdictions regulate the sale of insurance and reinsurance within their jurisdiction by insurers, such as Annuity Reassurance, which are not admitted to do business within such jurisdiction. With some exceptions, such sale of insurance and reinsurance within a jurisdiction where the insurer is not admitted to do business is prohibited. Annuity Reassurance expects to conduct its business through its Bermuda office either directly or through intermediaries, and does not intend to maintain an office, and does not expect its personnel to solicit, advertise, settle claims or conduct other activities which may constitute the transaction of the business of insurance, in any jurisdiction in which it is not licensed or otherwise authorized to engage in such activities.

     In addition to the regulatory requirements imposed by the jurisdictions in which a reinsurer is licensed, a reinsurer's business operations are affected by regulatory requirements in other jurisdictions in which its ceding companies are located governing "credit for reinsurance" which are imposed on its ceding companies. In general, a ceding company which obtains reinsurance from a reinsurer that is licensed, accredited or approved by the jurisdiction in which the ceding company files statutory financial statements is permitted to reflect in its statutory financial statements a credit in an aggregate amount equal to the liability for unearned premiums and loss reserves and loss expense reserves ceded to the reinsurers. Many jurisdictions also permit ceding companies to take credit on their statutory financial statements for reinsurance obtained from unlicensed or non-admitted reinsurers if adequate security is posted. Because Annuity Reassurance is not licensed, accredited or approved in any jurisdiction except Bermuda, Annuity Reassurance expects that its reinsurance contracts will require it to post a letter of credit or other security.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth the names, ages and titles of the directors and executive officers of the Company and Annuity Reassurance. Prior to the effective date of the Registration Statement of which this Prospectus is a part, the Company expects to elect up to ten additional directors, none of whom will be officers, directors, employees or beneficial owners of Inter-Atlantic or officers or employees of the Company or Annuity Reassurance.

                                                        POSITION WITH
                                                       THE COMPANY AND
            NAME                AGE                  ANNUITY REASSURANCE
----------------------------    ---   -------------------------------------------------
Lawrence S. Doyle...........    54    President, Chief Executive Officer and Director
Andrew S. Lerner............    32    Interim Chief Financial Officer and Interim
                                      Treasurer
Frederick S. Hammer.........    61    Chairman and Director
Robert M. Lichten...........    57    Deputy Chairman and Director
Michael P. Esposito, Jr. ...    58    Director
Charles G. Collis, Jr.* ....    35    Director

---------------
* Mr. Collis is an attorney in the law firm of Conyers Dill & Pearman, the Company's Bermuda counsel. He has indicated his intention to resign as a director of the Company upon completion of the Offering prior to the expiration of his term as a director. Mr. Collis has been an attorney at Conyers Dill & Pearman since 1990.

     Lawrence S. Doyle, age 54, was elected President, Chief Executive Officer and a director of the Company upon its formation. Mr. Doyle was the President and Chief Executive Officer of GCR Holdings Limited and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition by EXEL Limited in 1997, whereupon Mr. Doyle became an Executive Vice President of EXEL. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International.

     Andrew S. Lerner, age 32, was elected Interim Chief Financial Officer and Interim Treasurer of the Company upon its formation. Mr. Lerner has been Vice President of Inter-Atlantic since 1995. Prior thereto, Mr. Lerner served as an investment banker in the Financial Institutions Group of Smith Barney Inc. from 1991 to 1995 and in its Mortgage and Asset Finance Group from 1987 to 1989. The Company is presently seeking to hire a permanent Chief Financial Officer.

     Frederick S. Hammer, age 61, was elected Chairman of the Board and a director of the Company upon its formation. Mr. Hammer has been Vice Chairman of Inter-Atlantic since 1994. He is non-executive Chairman of the Board of National Media Corporation and serves as a director of IKON Office Solutions, Inc., Search Financial Services, Inc., Provident American Corporation and Medallion Financial Corporation. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation from 1993 to 1994 and as President of SEI Asset Management Group from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Robert M. Lichten, age 57, was elected Deputy Chairman of the Board and a director of the Company upon its formation. Mr. Lichten has been Vice Chairman of Inter-Atlantic since 1994. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation.

     Michael P. Esposito, Jr., age 58, was elected a director of the Company upon its formation. Mr. Esposito has been Vice Chairman of Inter-Atlantic since 1995. He has been non-executive Chairman of the Board of

EXEL Limited since 1995 and a director since 1986 and serves as a director of Mid Ocean Limited, Risk Capital Holdings, Inc. and Forest City Enterprises, Inc. Mr. Esposito served as Executive Vice President and Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1992 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992.

PROVISIONS GOVERNING THE COMPANY'S BOARD OF DIRECTORS

  Number and Terms of Directors

     The Company's Bye-Laws provide that the Board of Directors shall be divided into three classes. The first class, whose initial term expires at the first annual meeting of the Company's shareholders following completion of the Offering, is comprised of Mr. Collis; the second class, whose initial term expires at the second annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Lichten and Esposito; and the third class, whose initial term expires at the third annual meeting of the Company's shareholders following completion of the Offering, is comprised of Messrs. Doyle and Hammer. Following their initial terms, all classes of directors shall be elected to three-year terms.

  Committees of the Board

     The Board has established Executive, Finance and Investment, Audit and Compensation committees. Each committee reports to the Board.

     Executive Committee. The Board has appointed an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, the Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. In addition, the Executive Committee may review any aspects of the Company's business and report or make recommendations to the Board thereon. The Executive Committee presently consists of three directors of the Company (presently Messrs. Hammer (Chairman), Collis, and Doyle).

     Finance and Investment Committee. The Board has appointed a Finance and Investment Committee to establish and monitor the Company's investment policies. The Finance and Investment Committee presently consists of two members (presently Messrs. Lichten (Chairman) and Esposito).

     Audit Committee. The Board has appointed an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of two directors of the Company (presently Messrs. Collis (Chairman) and Esposito), neither of whom is an officer or employee of the Company or Annuity Reassurance.

     Compensation Committee. The Board has appointed a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers any stock option plans and incentive compensation plans of the Company. The Compensation Committee presently consists of two directors of the Company (presently Messrs. Esposito (Chairman) and Lichten), neither of whom is an officer or employee of the Company or Annuity Reassurance.

  Compensation of Directors

     Directors who are employees of the Company will not be paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors will receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. The Chairman of the Board and Committee Chairmen will receive an additional $1,000 per annum. Non-employee directors who are not directors, officers or employees of Inter-Atlantic will also receive options to acquire 15,000 Common Shares upon the later of (i) their election to the Company's Board of Directors and (ii) the consummation of the Offering. Such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. All non-employee directors will receive options to acquire 2,000 Common Shares on the date of each annual meeting of the Company's shareholders. Such options will be immediately exercisable if granted after the first anniversary of the consummation of the Offering and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. If such options are granted before the first anniversary of the consummation of the Offering, they will not become exercisable until such first anniversary. All directors will be reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Esposito (Chairman) and Lichten. No member of the Compensation Committee is or was an officer or employee of the Company or Annuity Reassurance, nor has any executive officer of the Company served as a director or a member of the compensation committee of any other company, one of whose executive officers served as a member of the Company's Board or Compensation Committee.

EXECUTIVE COMPENSATION

     The Company did not pay any compensation to its executive officer during the fiscal period ended December 31, 1997. Commencing on January 1, 1998, Lawrence S. Doyle will begin to receive compensation from the Company.

EMPLOYMENT AGREEMENTS

     The Company, Annuity Reassurance, and Mr. Doyle have entered into an Employment Agreement which is effective as of January 1, 1998. The Employment Agreement provides that Mr. Doyle will serve as Chief Executive Officer and President of the Company and Annuity Reassurance, for a period ending on the third anniversary of the consummation of the Offering. Pursuant to the terms of his employment agreement, commencing on January 1, 1998, Mr. Doyle will receive an annual salary of $240,000. Upon consummation of the Offering, Mr. Doyle's salary will increase to $350,000 per year, he will be eligible to participate in all employee benefit programs maintained by the Company, and he will receive a monthly housing and travel allowance of $8,333. Mr. Doyle's employment agreement also provides that he will receive, subject to the consummation of the Offering, options to purchase Common Shares equal to three percent of the Common Shares issued in the Offering. The exercise price of such options is equal to the initial public offering price per share. The options become exercisable in three equal annual installments beginning on the first anniversary of the consummation of the Offering. In addition, Mr. Doyle's Employment Agreement provides that he will not, for a period of time following the termination of his employment with the Company, acquire any financial or beneficial interest (unless such interest is less than one percent) in, provide consulting or other services to, be employed by, or own, manage, operate or control any entity engaged in any business similar to that of the Company at the time of the termination of his employment. Mr. Doyle's Employment Agreement also provides that he will keep secret and retain in the strictest confidence all confidential matters that relate to the Company or any affiliate of the Company. Mr. Doyle's Employment Agreement provides that upon a change in control of the Company, if Mr. Doyle's employment with the Company is terminated without serious cause or if he terminates his employment with the Company for good reason, Mr. Doyle's options to purchase Common Shares will become exercisable immediately, and Mr. Doyle will be entitled to receive a lump sum payment equal to two times his annual base salary as of the date of termination.

STOCK OPTION PLAN

     The Company's Board of Directors adopted the Annuity and Life Re (Holdings), Ltd. Initial Stock Option Plan on December 3, 1997 (the "Stock Option Plan"). The Stock Option Plan is intended to attract and retain selected employees, directors and consultants (collectively, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company and any subsidiary or parent of the Company (a "Related Corporation"). Options granted under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options not intended to be ISOs ("Non-Qualified Stock Options"). The aggregate maximum number of Common Shares for which options may be granted under the Stock Option Plan will be equal to the lesser of (i) five percent of the Common Shares issued in the Offering plus 150,000 Common Shares or (ii) 1,700,000 Common Shares. Of the shares reserved under the Stock Option Plan, 150,000 Common Shares are reserved for grants to non-employee directors. The balance of the Common Shares is reserved for grants to employees and consultants. No option may be granted under the Stock Option Plan after December 3, 2007, although options outstanding on December 3, 2007 may extend beyond that date.

     Administration. The Stock Option Plan is administered by the Compensation Committee, whose members are designated by the Company's Board of Directors. Under the terms of the Stock Option Plan, the Compensation Committee must consist of at least two directors. It is intended (although not required) that each member of the Compensation Committee administering the Plan be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Treasury Regulation sec.1.162-27(e)(3) or any successor provision. If the Compensation Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Compensation Committee has the authority to (i) select the Eligible Individuals to be granted ISOs and Non-Qualified Stock Options under the Stock Option Plan, (ii) grant options on behalf of the Company and (iii) set the date of grant and other terms of the options, including the times and the price at which options will be granted. The Compensation Committee may, in its discretion, accelerate the date on which an option may be exercised.

     Eligibility. Only employees of the Company and/or a Related Corporation are eligible to receive ISOs under the Stock Option Plan. Non-Qualified Stock Options may be granted to all Eligible Individuals. (An Eligible Individual who receives an option grant shall hereinafter be referred to as an "Optionee.") As of December 15, 1997, there were two employees of the Company eligible to receive ISOs and six Eligible Individuals (including employees) eligible to receive non-qualified stock options.

     Terms and Conditions of Option.  All options terminate on the earliest of:
(i) the expiration of the term specified in the option document, which may not exceed ten years (five years, in the case of an ISO if the Optionee on the date of grants owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company); or (ii) an accelerated expiration date if the Optionee's employment or service as a director terminates before the expiration of the term specified in the option document, unless otherwise provided in the stock option agreement related to the option. However, if the Optionee's employment or service as a director terminates for "cause" (as defined in the Stock Option Plan) prior to the expiration date of the option, such option will terminate immediately.

     The option price for an ISO may not be less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted.

     An Optionee may, in the discretion of the Committee, pay for Common Shares covered by his or her option (i) in cash or its equivalent, (ii) in Common Shares previously acquired by the Optionee (subject, in the discretion of the Compensation Committee, to certain holding period requirements), (iii) through a combination or (i) and (ii) above or (iv) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

     Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the Stock Option Plan and such other provisions as the Compensation Committee deems appropriate. No option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise and if the Optionee requests at the time of exercise, the certificate will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     Amendments to Options and the Stock Option Plan; Discontinuance of the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Compensation Committee may not amend an option document without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Stock Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the shares of the Company present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken, with respect to ISOs, to change the class of employees eligible to participate in the Stock Option Plan, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Stock Option Plan (except as permitted under the Stock Option Plan with respect to capital adjustments) or extend the duration of the Stock Option Plan. Shareholder approval is also required for any amendment that requires shareholder approval to comply with Treasury Regulation (S)1.162-27(e) or any successor thereto, if such compliance is intended.

     Registration Statement on Form S-8. The Company intends to file with the Commission a Registration Statement on Form S-8 relating to the Stock Option Plan promptly following the first anniversary of the consummation of the Offering.

     Stock Option Grants. The following table sets forth information concerning the stock options to be granted upon consummation of the Offering by the Company to its executive officers under the Stock Option Plan.

                             INITIAL OPTION GRANTS

                                                                                         POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                             VALUE AT ASSUMED ANNUAL
                   ----------------------------------------------------------------      RATE OF COMMON SHARE
                      NUMBER OF                                                         PRICE APPRECIATION FOR
                    COMMON SHARES      PERCENT OF TOTAL     EXERCISE                          OPTION TERM
                     UNDERLYING       OPTIONS GRANTED TO      PRICE      EXPIRATION    -------------------------
      NAME         OPTIONS GRANTED        EMPLOYEES         PER SHARE       DATE           5%            10%
-----------------  ---------------    ------------------    ---------    ----------    ----------    -----------
Lawrence S.
  Doyle..........      502,500(1)            100%               (2)           (3)      $4,740,293    $12,012,834

---------------
(1) If the Underwriters' over-allotment option is exercised in full, the number of Common Shares underlying Mr. Doyle's options will increase to 577,875 Common Shares.

(2) The exercise price per share is equal to the initial public offering price per share.

(3) The options expire on the tenth anniversary of the consummation of the public offering.

MANAGEMENT INCENTIVE PLAN

     The Company's Management Incentive Plan provides that incentive bonuses may be awarded to the Company's senior executives based on the operating performance of the Company measured against targets established by the Compensation Committee. Such bonuses are capped at $3.0 million per year in the aggregate. Mr. Doyle's employment agreement provides that he is entitled to 60% of the amount available for bonuses up to a maximum of $2.0 million per year. The remainder of any amount available for bonuses will be allocated amongst the Company's senior executives in the discretion of the Compensation Committee of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth the expected beneficial ownership of Common Shares, after giving effect to the Offering, by all persons who will beneficially own 5% or more of the Common Shares and by each director and executive officer of the Company and by the directors and executive officers of the Company as a group (assuming no exercise of the Underwriters' over-allotment option).

            NAME AND ADDRESS OF BENEFICIAL OWNERS*              NUMBER OF SHARES     PERCENT OF CLASS
--------------------------------------------------------------  ----------------     ----------------
Lawrence S. Doyle(1)..........................................          0                   --
Andrew S. Lerner(2)...........................................          0                   --
Frederick S. Hammer(3)........................................          0                   --
Robert M. Lichten(3)..........................................          0                   --
Michael P. Esposito, Jr.(3)...................................          0                   --
Charles G. Collis, Jr.........................................          0                   --
All directors and executive officers as a group (six
  persons)....................................................          0                   --

---------------
* The address for each beneficial owner is c/o Annuity and Life Re (Holdings), Ltd., Victoria Hall, Victoria Street, P.O. Box HM1262, Hamilton, HM FX, Bermuda.

(1) Does not include 502,500 Common Shares (577,875 Common Shares if the Underwriters' over-allotment option is exercised in full) issuable upon exercise of outstanding options which are not currently exercisable.

(2) Does not include 201,000 Common Shares (231,150 Common Shares if the Underwriters' over-allotment option is exercised in full) purchasable upon exercise of Class A Warrants which are not currently exercisable.

(3) Does not include 431,313 Common Shares (496,009 Common Shares if the Underwriters' over-allotment option is exercised in full) purchasable upon exercise of Class A Warrants which are not currently exercisable.

     The Purpose Trust currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000 and such Common Shares will be cancelled.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of the Company. Such summaries of agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the relevant agreements. A copy of each such agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Certain officers and directors of the Company (Messrs. Esposito, Hammer, Lerner and Lichten) are owners, directors and/or officers of Inter-Atlantic. Inter-Atlantic is a United States domiciled corporation with a broker-dealer subsidiary which provides investment banking services for insurance companies and other financial services firms. Inter-Atlantic has loaned $12,000 to the Purpose Trust which will be repaid upon consummation of the Offering. Inter-Atlantic Securities Corp., a subsidiary of Inter-Atlantic, has entered into an agreement with the Company pursuant to which Inter-Atlantic Securities Corp. provides services to the Company. The Company has agreed to reimburse Inter-Atlantic Securities Corp. for expenses incurred in connection with the formation of the Company and the Offering, including payments made to third parties, which are estimated to be approximately $1.0 million. Inter-Atlantic Securities Corp. will also receive a fee upon consummation of the Offering equal to $2.0 million as compensation for financial advisory services provided to the Company in connection with its formation and the Offering. See "Use of Proceeds." Under this agreement, Inter-Atlantic Securities Corp. has agreed to perform or supervise the performance by certain third parties of a variety of services in connection with the formation of the Company and the Offering, including assisting in recruiting senior management, obtaining necessary governmental permits, retaining underwriters in connection with the Offering and such other services as the Company deems appropriate. In addition, Inter-Atlantic Securities Corp. will provide financial advisory and other services to the Company for a term of five years from the date of consummation of the Offering in exchange for quarterly payments at the annual rate of $600,000 beginning on the first anniversary of the consummation of the Offering. In exchange for such fees, Inter-Atlantic Securities Corp. will assist the Company in the development of products, financial planning, management of assets and liabilities, international marketing efforts and such other services as the Company may request.

     In connection with the formation of the Company, six individuals employed by Inter-Atlantic (Messrs. Esposito, Hammer, Lerner, Lichten, William S. Ogden, Jr. and Arnold Welles) purchased for $238,000 in the aggregate Class A Warrants to purchase up to an aggregate of 2,010,000 Common Shares. The exercise price of the Class A Warrants will be equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the initial public offering price per share. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. If the Underwriters' over-allotment option is exercised in full, the Class A Warrants will entitle the holders thereof to purchase up to an aggregate of 2,311,500 Common Shares. The Class A Warrants will expire on January 15, 2008. The holders of the Class A Warrants have also been granted rights to require the Company to register the Common Shares underlying the Class A Warrants, which rights become exercisable on the first anniversary of the consummation of the Offering.

     It is contemplated that Lawrence S. Doyle, the Company's President and Chief Executive Officer, and certain officers, directors or employees of
Inter-Atlantic will purchase        Common Shares in the Offering.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock summarizes certain provisions of the Company's Memorandum of Association and Bye-Laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirely by reference to, all of the provisions of the Memorandum of Association and Bye-Laws. A copy of the Memorandum of Association and Bye-Laws are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company's authorized share capital upon consummation of the Offering will consist of: (i) 100,000,000 Common Shares, of which 16,750,000 Common Shares will be outstanding and (ii) 50,000,000 preferred shares, par value $1.00 per share (the "Preferred Shares"), none of which will be outstanding. In addition an aggregate of 2,010,000 Common Shares will be issuable upon exercise of outstanding Class A Warrants and an aggregate of 502,500 Common Shares will be issuable upon exercise of outstanding options, in each case, subject to adjustment as provided therein. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 2,311,500 Common Shares and the number of Common Shares issuable upon exercise of outstanding options will increase to an aggregate of 577,875 Common Shares. None of the outstanding Class A Warrants or options are currently exercisable. The Purpose Trust currently owns 12,000 Common Shares, which constitute all of the currently outstanding Common Shares. Upon consummation of the Offering, the Purpose Trust has agreed to sell such Common Shares to the Company for an aggregate price of $12,000, and such Common Shares will be cancelled.

COMMON SHARES

     Holders of the Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy more than 50% of the Common Shares (without giving effect to the limitation on voting rights described below). Subject to the limitation on voting rights described below, holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Most matters to be approved by holders of Common Shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. Furthermore, a resolution to remove the Company's auditor before the expiration of the auditor's term of office must be approved by the holders of at least two-thirds of the Common Shares present in person or by proxy and voting thereon (after giving effect to the limitation on voting rights) at a meeting at which a quorum is present.

     In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Shares are entitled to share equally and ratably in the assets of the Company, if any remain after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding Preferred Shares.

     Limitation on Voting Rights. Each Common Share has one vote on a poll of the shareholders, except that, if and for as long as the number of issued Controlled Shares (as defined below) of any person would constitute 10% or more of the combined voting power of the issued Common Shares of the Company (after giving effect to any prior reduction in voting power as described below), each such issued Controlled Share, regardless of the identity of the registered holder thereof, will confer only a fraction of a vote as determined by the following formula (the "Formula"):

                              (T - C) / (9.1 X C)

Where: "T" is the aggregate number of votes conferred by all the issued Common
       Shares immediately prior to that application of the Formula with respect to any particular shareholder, adjusted to take into account any prior reduction taken with respect to any other shareholder pursuant to the "sequencing provision" described below; and

        "C" is the number of issued Controlled Shares attributable to such person. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     The Formula will be applied successively as many times as may be necessary to ensure that no person will be a 10% Shareholder (as defined below) at any time (the "sequencing provision"). For the purposes of determining the votes exercisable by shareholders as of any date, the Formula will be applied to the shares of each shareholder in declining order based on the respective numbers of total Controlled Shares attributable to each shareholder. Thus, the Formula will be applied first to the votes of shares held by the shareholder to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the shareholder with the next largest number of total Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued Common Shares as of such date, as reduced by the application of the Formula to any issued Common Shares of any shareholder with a larger number of total Controlled Shares as of such date. "10% Shareholder" means a person who owns, in aggregate, (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Exchange Act, issued Common Shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

     The directors are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

     The directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     Restrictions on Transfer. The Bye-Laws contain several provisions restricting the transferability of Common Shares. The directors are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be to increase the number of total Controlled Shares of any person to 10% or more of the issued Common Shares without giving effect to the limitation on voting rights described above. Similarly, the Company is restricted from issuing or repurchasing Common Shares if such issuance or repurchase would increase the number of total Controlled Shares of any person to 10% or more of the issued Common Shares without giving effect to the limitations on voting rights described above.

     The directors also may, in their absolute discretion, decline to register the transfer of any Common Shares if they have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any United States state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected.

     The Company is authorized to request information from any holder or prospective acquiror of Common Shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.

     Conyers Dill & Pearman, Bermuda counsel to the Company, have advised the Company that while the precise form of the restrictions on transfer contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any Common Shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such Common Shares will be deemed to own such Common Shares for dividend, voting and reporting purposes until a transfer of such Common Shares has been registered on the Register of Members of the Company.

     If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within thirty days of such refusal. The Bye-Laws also provide that the Board may suspend the registration of transfers for any reason and for such periods as the Board may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

     The directors have designated the Company's Chief Executive Officer to exercise their authority to decline to register transfers or to limit voting, rights as described above, or to take any other action, for as long as such officer is also a director.

PREFERRED SHARES

     Pursuant to the Bye-Laws and Bermuda law, the Board by resolution may establish one or more series of Preferred Shares having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board without any further shareholder approval, which, if any such Preferred Shares are issued, will include restrictions on voting and transfer intended to avoid having the Company constitute a "controlled foreign corporation" for United States federal income tax purposes. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of Preferred Shares could also adversely affect the voting power of the holders of Common Shares, deny shareholders the receipt of a premium on their Common Shares in the event of a tender or other offer for the Common Shares and have a depressive effect on the market price of the Common Shares. The Company has no present plan to issue any Preferred Shares.

WARRANTS

     Class A Warrants to purchase an aggregate of 2,010,000 Common Shares have been purchased by six individuals, subject to adjustment as provided in the warrants. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of the Class A Warrants will increase to 2,311,500 Common Shares. The exercise price of the Class A Warrants is equal to the initial public offering price per share, subject to customary anti-dilution adjustments for certain events, including stock splits and the issuance of Common Shares at a price below the initial public offering price per share. The Class A Warrants become exercisable in three equal annual installments commencing on the first anniversary of the consummation of the Offering. In the event of a change of control of the Company, the Class A Warrants then outstanding will become immediately exercisable. The Class A Warrants expire on January 15, 2008.

     The Class A Warrant holders have been granted certain registration rights with respect to the sale of the Common Shares underlying the warrants, and have entered into agreements with the Underwriters under which they have agreed not to dispose of such shares or the Warrants for a one-year period from the date of this Prospectus. See "Shares Eligible for Future Sale" and "Underwriting."

OPTIONS

     Upon consummation of the Offering, the Company will grant options to purchase an aggregate of 502,500 Common Shares pursuant to its Stock Option Plan. An additional 485,000 Common Shares are reserved for future issuance under the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, the number of Common Shares issuable upon exercise of the future options to be issued upon consummation of the Offering will increase to 577,875 Common Shares, and the number of Common Shares reserved for issuance under the Stock Option Plan will increase to 535,250 Common Shares. See
"Management -- Stock Option Plan."

BYE-LAWS

     The Bye-Laws provide for the corporate governance of the Company, including the establishment of share rights, modification of such rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the Company.

     The Bye-Laws provide that the Board shall be elected annually and shall consist of three approximately equal classes, each class to be elected to serve for a three year term. Shareholders may only remove a director prior to the expiration of such director's term at a special meeting of shareholders at which a majority of the votes cast thereon is cast in favor of such action.

     The Bye-Laws also provide that if the Board in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any other shareholder, then the Company will have the option, but not the obligation, to repurchase all or part of the Common Shares held by such shareholder to the extent the Board determines it is necessary or advisable to avoid or cure such adverse or potential adverse consequences. The price to be paid for such Common Shares will be the fair market value of such shares.

TRANSFER AGENT

     The Company's registrar and transfer agent for the Common Shares is ChaseMellon Shareholder Services, L.L.C.

DIFFERENCES IN CORPORATE LAW

     The Companies Act 1981 of Bermuda (the "Act"), which applies to the Company, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Act (including modifications adopted pursuant to the Bye-Laws) applicable to the Company which differ in certain respects from provisions of Delaware corporate law. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.

     Interested Directors. Bermuda law and the Bye-Laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

     Mergers and Similar Arrangements. The Company may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when such business is within its business purpose as set forth in its Memorandum of Association. The Company may, with the approval of holders of 75% of its outstanding Common Shares, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

     Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its direction to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

     Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association or Bye-Laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

     Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) without reasonable cause to believe his conduct was unlawful.

     Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda, which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. The shareholders have the additional right to inspect the Bye-Laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding 16,750,000 Common Shares, all of which will have been sold in the Offering (assuming the Underwriters' over-allotment option is not exercised). In addition, up to an aggregate of 2,010,000 Common Shares will be issuable upon exercise of outstanding Class A Warrants, an aggregate of 502,500 Common Shares will be issuable pursuant to outstanding options, and 485,000 Common Shares will be reserved for future issuance under the Stock Option Plan. If the Underwriters' over-allotment option is exercised in full, an additional 2,512,500 Common Shares will be outstanding, the number of Common Shares issuable upon exercise of outstanding Class A Warrants will increase to an aggregate of 2,311,500 Common Shares, the number of Common Shares issuable upon exercise of outstanding options will increase to an aggregate of 577,875, and the number of Common Shares reserved for future issuance under the Stock Option Plan will increase to 535,250 Common Shares. None of the outstanding Class A Warrants or options are currently exercisable. Except as disclosed in "Description of Capital Stock -- Restrictions on Transfer," the Common Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act, except for any of those Common Shares owned at any time by an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act (which sales will be subject to the volume limitations and certain other restrictions). The Common Shares underlying the outstanding options and Class A Warrants are "restricted securities" as defined in Rule 144 under the Securities Act and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from registration, including the exemption provided by Rule 144.

     The Company, its directors and officers and the holders of the outstanding options and Class A Warrants have executed agreements under which they have agreed that they will not, for one year after the date of this Prospectus, directly or indirectly offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except that such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. Prudential Securities Incorporated may, in its sole discretion at any time and without notice, release all or any portion of the securities subject to such lock-up agreements.

     Pursuant to the terms of a registration rights agreement, the Company is obligated to register under the Securities Act the resale of the Common Shares issuable upon exercise of the Class A Warrants. In connection with such registration, the Company is required to bear all registration and selling expenses. The registration rights may be transferred to any assignee or transferee of the Class A Warrants or the underlying Common Shares. The Company also intends to file a registration statement on Form S-8 covering the resale of the Common Shares issuable upon exercise of options issued under the Stock Option Plan promptly following the first anniversary of the consummation of the Offering.

     No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares in the public market following the Offering, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and may make it more difficult for the Company to sell its equity securities in the future at a time and at a price which it deems appropriate. If the persons holding the outstanding options and Class A Warrants cause a large number of the Common Shares underlying such securities to be sold in the market, such sales could have an adverse effect on the market price for the Common Shares.

                           CERTAIN TAX CONSIDERATIONS

     The following summary of the taxation of the Company and Annuity Reassurance and the taxation of the Company's shareholders is based upon current law. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. Except for statements as to the Company's beliefs and conclusions, the statements as to United States federal income tax law set forth below represent the opinion of Drinker Biddle & Reath LLP, United States counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to Bermuda tax law set forth below represent the opinion of Conyers Dill & Pearman, Bermuda counsel to the Company, subject to the qualifications and assumptions set forth in such statements. The statements as to the Company's beliefs and conclusions as to the application of such tax laws to the Company (for example, "While there can be no assurance, the Company does not believe that Annuity Reassurance will have a permanent establishment in the United States") represent the views of the Company's management as to the application of such laws and do not represent legal opinions of the Company or its counsel.

TAXATION OF THE COMPANY AND ANNUITY REASSURANCE

  Bermuda

     Under current Bermuda law, there is no income tax or capital gains tax payable by the Company or Annuity Reassurance. The Company and Annuity Reassurance have applied to the Bermuda Minister of Finance for an undertaking under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Company, Annuity Reassurance or to any of their operations or the shares, debentures or other obligations of the Company or Annuity Reassurance until March 2016. These undertakings are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (the Company and Annuity Reassurance are not so currently designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the property leased to the Company or Annuity Reassurance. The Company and Annuity Reassurance, under current rates, will pay annual Bermuda government fees of $25,000 and $3,360, respectively, and Annuity Reassurance will pay annual insurance fees of $2,500.

  United States

     The Company believes that under its current plans of operation, the Company and Annuity Reassurance will not conduct business within the United States. Accordingly, the Company and Annuity Reassurance do not currently plan to file United States income tax returns. However, because definitive identification of activities that constitute being engaged in a trade or business in the United States is not provided by the Code or regulations or court decisions, there can be no assurance that the IRS will not contend that the Company and/or Annuity Reassurance is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to United States income tax, as well as branch profits tax, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Section 842 of the Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income even if they have no United States source investment income. Otherwise, the income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation can anticipate an allowance of deductions and credits only if it files a United States income tax return. Under regulations, the foreign corporation would be entitled to deductions and credits for the taxable year only if the return for that year is timely filed under rules set forth therein. Penalties may be assessed for failure to file tax returns. The federal income tax rates currently are a maximum of 35% for a corporation's effectively connected income and 30% for branch profits tax. The branch profits tax is imposed on net income after subtracting the regular corporate tax and making certain other adjustments.

     Under the income tax treaty between Bermuda and the United States (the "Treaty"), provided that the predominant business activity of Annuity Reassurance is acting as the reinsurer of risks underwritten by other insurance companies (together with the investing or reinvesting of assets held in respect of insurance reserves, capital and surplus incident to the carrying on of its insurance business), Annuity Reassurance will be subject to United States income tax on any income found to be effectively connected with a United States trade or business only if that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. While there can be no assurance, the Company does not believe that Annuity Reassurance will have a permanent establishment in the United States. Annuity Reassurance would not be entitled to the benefits of the Treaty if (i) less than 50% of Annuity Reassurance's stock were beneficially owned, directly or indirectly, by Bermuda residents or United States citizens or residents, or
(ii) Annuity Reassurance's income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or United States citizens or residents. While there can be no assurance, the Company believes that no exception to Treaty benefits will apply after the sale of Common Shares offered hereby.

     Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to United States income tax at a rate of 30% of the gross amount of certain "fixed or determinable annual or periodical gains, profits, and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and interest on certain investments). The Company does expect Annuity Reassurance to be subject to such taxes on dividends from United States companies in which Annuity Reassurance will make portfolio investments.

     The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to reinsurance premiums paid to Annuity Reassurance is currently 1%.

  Other Countries

     Annuity Reassurance may be subject to taxes imposed by other countries on dividends or interest received from payors located in those countries.

TAXATION OF SHAREHOLDERS

  Bermuda Taxation

     Currently, there is no Bermuda withholding tax on dividends paid by the Company or Annuity Reassurance.

  United States Taxation

     UNITED STATES SHAREHOLDERS

     General. The following discussion summarizes certain United States federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by a beneficial owner who is (i) a citizen or resident of the United States, (ii) a United States domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Common Shares. This summary deals only with Common Shares acquired by purchasers in the Offering and held as capital assets and does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers who hold Common Shares as part of hedging or conversion transactions and investors whose functional currency is not the United States dollar) may be subject to special rules. Prospective purchasers of the Common Shares are advised to consult their own tax advisers with respect to their particular circumstances and with respect to the effects of United States federal, state, local or other laws to which they may be subject.

     Dividends. Distributions with respect to the Common Shares will be treated as ordinary dividend income to the extent of the Company's current or accumulated earnings and profits as determined for United States federal income tax purposes, subject to the discussion below relating to the potential application of the "controlled foreign corporation" or "passive foreign investment company" rules. Such dividends will not be eligible for the dividends-received deduction allowed to United States corporations under Section 243 of the Code. The amount of any distribution in excess of the Company's current and accumulated earnings and profits will first be applied to reduce the holder's tax basis in the Common Shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the Common Shares.

     Classification of the Company and Annuity Reassurance as Controlled Foreign Corporations. Under Section 951(a) of the Code, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" (a "CFC") who for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC directly or indirectly through foreign entities on the last day during such taxable year on which the corporation is a CFC must include in its gross income for United States federal income tax purposes his pro-rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. The Company anticipates that substantially all of the income of the Company and Annuity Reassurance will be subpart F income. Under Section 951(b) of the Code, any United States corporation, citizen, resident or other United States person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Section 958(b) of the Code, generally applying to family members, partnerships, estates, trusts, controlled corporations or holders of certain options), 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign insurance company such as Annuity Reassurance is treated as a CFC only if such "United States shareholders" collectively own more than 25% of the total combined voting power or total value of the corporation's stock. The Company believes that, because of the expected dispersion of the Company's share ownership following the Offering and the restrictions on transfer, issuance or repurchase of Common Shares, shareholders who acquire Common Shares in the Offering will not be subject to treatment as United States shareholders of a CFC. In addition, because the Company's Bye-Laws provide that no single shareholder is permitted to hold 10% or more of the total combined voting power of the Company, shareholders of the Company should not be viewed as United States shareholders of a CFC for purposes of these rules.

     RPII Companies. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns "related person insurance income" ("RPII"). RPII is defined in Section 953(c)(2) of the Code as any "insurance income" of a foreign corporation attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" of such corporation or a "related person" to such a shareholder. In general, "insurance income" is income (including underwriting premium and investment income) attributable to the issuing of any insurance or reinsurance contract in connection with risks located in a country other than the country under the laws of which the CFC is created or organized and which would be taxed under the provisions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

     Generally, the term "related person" for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons who control the United States shareholder. "Control" is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles similar to the rules of Section 958 of the Code. For purposes of inclusion of Annuity Reassurance's RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all United States persons who own, directly or indirectly, any amount (rather than 10% or more) of Annuity Reassurance's stock. Annuity Reassurance will be subject to the CFC provisions for RPII purposes if such persons collectively own directly, indirectly or constructively 25% or more of the stock of Annuity Reassurance by vote or value for an uninterrupted period of at least 30 days during any taxable year.

     RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not United States persons, are treated at all times during the taxable year as owning less than 20% of the voting power and less than 20% of the value of the stock of Annuity Reassurance, (ii) RPII, determined on a gross basis, is less than 20% of Annuity Reassurance's gross insurance income for the taxable year, (iii) Annuity Reassurance elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business and to waive all treaty benefits with respect to RPII or (iv) Annuity Reassurance elects to be treated as a United States corporation. Annuity Reassurance does not intend to make either of the described elections. Thus, only exceptions (i) and (ii) may be available.

     The Company does not expect that Annuity Reassurance will knowingly enter into reinsurance arrangements in which the direct or indirect insureds are, or are related to, owners of 20% or more of the Common Shares. Accordingly, the Company anticipates that exceptions (i) will, and that exception (ii) may, apply to Annuity Reassurance. If, however, neither of these exceptions were to apply, each United States person owning, directly or indirectly, stock in the Company (and therefore, indirectly in Annuity Reassurance) at the end of any taxable year would generally be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to such United States shareholders at that date, but limited to Annuity Reassurance's current-year earnings and profits reduced by the shareholder's pro-rata share, if any, of certain prior-year deficits in earnings and profits.

     Computation of RPII. In order to determine how much RPII Annuity Reassurance has earned in each taxable year the Company intends to obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of the Company and are United States persons. Annuity Reassurance intends to include in its insurance application and renewal forms, or related documents, a provision requesting information as to whether the policyholders (or a related person) are or have been, and a notice if they should become, a shareholder of the Company. In addition, Annuity Reassurance will send a letter after each taxable year to each person who was a policyholder to represent whether it was a shareholder of the Company or related to a shareholder during the year. For any taxable year in which Annuity Reassurance's gross RPII is 20% or more of its gross insurance income for the year, the Company may also seek information from its shareholders as to whether direct or indirect owners of its shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons. To the extent the Company is unable to determine whether a direct or indirect owner of shares is a United States person, the Company may assume that such owner is not a United States person, thereby increasing the per share RPII amount for all United States shareholders. Although, Annuity Reassurance intends to operate in a manner that would minimize RPII, there can be no assurance that an investor will not be required to include amounts in its income in respect of RPII in any taxable year.

     Apportionment of RPII to United States Shareholders. If direct or indirect insureds and persons related to such insureds were to own more than 20% of the voting power or value of Annuity Reassurance's common shares and Annuity Reassurance's RPII determined on a gross basis for any future taxable year were to be 20% or more of its gross insurance income, every United States person who owns directly or indirectly Common Shares on the last day of that year would be required to include in its gross income its share of Annuity Reassurance's RPII for such year, whether or not distributed. A United States person who owns Common Shares during the Company's taxable year but not on the last day of the taxable year on which Annuity Reassurance is a controlled foreign corporation within the meaning of the RPII provision of the Code, which would normally be December 31, would not be required to include in its gross income any part of Annuity Reassurance's RPII. Correspondingly, a United States person who owns directly or indirectly, Common Shares on the last day of the taxable year on which Annuity Reassurance is a controlled foreign corporation for purposes of those provisions would be required to include in its income its share of the RPII for the entire year even though such holder does not own the Common Shares for the entire year.

     Information Reporting. Each United States person who is a direct or indirect shareholder of the Company on the last day of the Company's taxable year would be required to attach to the income tax or information return such holder would normally file for the period which includes that date a Form 5471 if Annuity Reassurance were a CFC for RPII purposes for any continuous thirty-day period during its taxable year whether or not any net RPII income is required to be reported. Annuity Reassurance will not be considered to be a CFC for this purpose and, therefore, Form 5471 will not be required, for any taxable year in which (i) Annuity Reassurances's gross RPII constitutes less than 20% of its gross insurance income or (ii) less than 20% of the voting power or value of Annuity Reassurance's common shares is owned by direct or indirect insureds and persons related to such insureds. For any year in which Annuity Reassurance's gross RPII constitutes 20% or more of its gross insurance income and its direct or indirect insureds and persons related to such insureds own more than 20% of the voting power or value of Annuity Reassurance's common shares, the Company intends to provide Form 5471 to its direct or indirect United States shareholders for attachment to the returns of shareholders. The amounts of the RPII inclusions may be subject to adjustment based upon subsequent IRS examination. A tax-exempt organization would be required to attach Form 5471 to its information return in the circumstances described above. Failure to file Form 5471 may result in penalties. In addition, United States persons who at any time own 10% or more of the shares of the Company may have an independent obligation to file certain information returns.

     Tax-Exempt Shareholders. United States tax-exempt organizations would generally be required to treat subpart F insurance income, including RPII, that is includable in income by the tax-exempt entity, as unrelated business taxable income within the meaning of Section 512 of the Code.

     Dividend; Basis; Exclusion of Dividends from Gross Income. A United States shareholder's tax basis in his Common Shares would be increased by the amount of any RPII that the shareholder includes in his income. The shareholder could exclude from income the amount of any distribution by the Company to the extent of the RPII included in such shareholder's income for the year in which the distribution was paid or for any prior year. A shareholder's tax basis in his Common Shares would be reduced by the amount of such distributions that are excluded from his income. Although, in certain circumstances, a United States shareholder might be able to exclude from his income distributions with respect to RPII that a prior shareholder included in his income, that exclusion would not generally be available to holders who purchase Common Shares in the public trading markets and are therefore unable to identify the previous shareholder and demonstrate that such shareholder had previously included the RPII in his income.

     Dispositions of Common Shares. Subject to the discussion below relating to the potential application of Section 1248 of the Code or the passive foreign investment company rules, a United States shareholder will, upon the sale or exchange of any Common Shares, recognize a gain or loss for United States income tax purposes equal to the difference between the amount realized upon such sale or exchange and the shareholder's basis in the Common Shares. If the shareholder's holding period for such Common Shares is more than eighteen months, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations.

     Section 1248 of the Code provides that if a United States person disposes of stock in a foreign corporation and such person owned directly, indirectly or constructively 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's previously untaxed earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% United States shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the United States income tax or information return that the shareholder would normally file for the taxable year in which the disposition occurs. Section 953(c)(7) of the Code generally provides that
Section 1248 will also apply to any sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the selling shareholder is or was a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury regulations do not address whether Section 1248 of the Code and the requirement to file Form 5471 would apply if the foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation (although, as discussed above, shareholders of 10% or more of the shares of the Company may have an independent obligation to file Form 5471). Section 1248 of the Code and the requirement to file Form 5471 should not apply to dispositions of Common Shares because the Company is not directly engaged in the insurance business and, under proposed regulations, these provisions appear to be applicable only in the case of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be amended or promulgated in final form so as to provide that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. In that event, the Company would notify shareholders that Section 1248 of the Code and the requirement to file Form 5471 will apply to dispositions of Common Shares. Thereafter, the Company would send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Section 1248 of the Code and the requirement to file Form 5471 apply to dispositions of Common Shares. The Company would attach to this notice a copy of Form 5471 completed with all Company information and instructions for completing the shareholder information.

     Foreign Tax Credit. Because it is anticipated that United States persons will own a majority of the Company's shares, only a portion of the current income inclusions under the CFC, RPII and passive foreign investment company rules, if any, and of dividends paid by the Company (including any gain from the sale of Common Shares that is treated as a dividend under Section 1248 of the
Code) will be treated as foreign source income for purposes of computing a shareholder's United States foreign tax credit limitations. The Company will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most United States shareholders to utilize excess foreign tax credits to reduce United States tax on such income.

     Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to the Company and Annuity Reassurance is uncertain. These provisions include the grant of authority to the United States Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the IRS will not challenge any determinations by the Company or Annuity Reassurance as to the amount, if any, of RPII that should be includable in the income of a holder of Common Shares or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States person who is considering an investment in Common Shares should consult his tax advisor as to the effects of these uncertainties.

     Passive Foreign Investment Companies. Sections 1291 through 1297 of the Code contain special rules applicable to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If the Company were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of, or receipt of an "excess distribution" with respect to, their Common Shares, unless such shareholders elected from the outset to be taxed on their pro-rata share of the Company's earnings whether or not such earnings were distributed. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal annual portions at the highest applicable ordinary income tax rate throughout the holder's period of ownership, and that interest accrued on each tax amount for each prior year from the due date of such prior year's return. The interest charge is equal to the applicable rate imposed on underpayments of United States federal income tax for such period.

     For the above purposes, passive income is defined to include income of the kind which would be foreign personal holding company income under Section 954(c) of the Code, and generally includes interest, dividends, annuities and other investment income. However, the PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. In the Company's view, Annuity Reassurance will be predominantly engaged in an insurance business and will not have financial reserves in excess of the reasonable needs of its insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income," and as if it "held its proportionate share of the assets," of any other corporation in which it owns at least 25% by value of the stock. While no explicit guidance is provided by the statutory language, under the look-through rule the Company should be deemed to own the assets and to have received the income of Annuity Reassurance directly for purposes of determining whether the Company qualifies for the aforementioned insurance exception. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions. There can be no assurance, however, as to what positions the IRS or a court might take in the future on whether the Company or Annuity Reassurance is predominantly engaged in an insurance business and does not have financial reserves in excess of the reasonable needs of such business. United States persons who are considering an investment in Common Shares should consult their tax advisors as to the effects of the PFIC rules.

     Other. Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the Common Shares to United States persons. Thus, a holder of Common Shares may be subject to backup withholding at the rate of 31% with respect to dividends paid to such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and may be credited against a holder's regular federal income tax liability.

     NON-UNITED STATES SHAREHOLDERS

     Subject to certain exceptions, non-United States persons will be subject to United States federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Common Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to United States estate tax with respect to Common Shares of the Company.

                                    *  *  *

     The foregoing discussion is based upon current law. The tax treatment of an owner of Common Shares, or a person treated as an owner of Common Shares for United States federal income, state, local or non-United States tax purposes, may vary depending on the owner's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to owners of Common Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-UNITED STATES TAX CONSEQUENCES OF OWNERSHIP AND DISPOSITION OF THE COMMON SHARES.

                                  UNDERWRITING

     The Underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and
            are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the number of Common Shares set forth below opposite their respective names:

                                                                             NUMBER
        UNDERWRITERS                                                       OF SHARES
        -----------------------------------------------------------------  ----------
        Prudential Securities Incorporated...............................
        Merrill Lynch, Pierce, Fenner & Smith Incorporated...............

                                                                           ----------
        Total............................................................  16,750,000
                                                                           ==========

     The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the Common Shares offered hereby if any are purchased.

     The Underwriters, through the Representatives, have advised the Company that they propose to offer the Common Shares initially at the public offering price set forth on the cover page of this Prospectus; that the Underwriters may
allow to selected dealers a concession of $          per share; and that such
dealers may reallow a concession of $          per share to certain other
dealers. After the Offering, the offering price and the concessions may be changed by the Representatives.

     The Company has granted to the Underwriters an over-allotment option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,512,500 additional Common Shares at the initial public offering price per share, less underwriting discounts and commissions, as set forth on the cover page of this Prospectus. The Underwriters may exercise such option solely for the purpose of covering any over-allotments incurred in the sale of the Common Shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Common Shares as the number set forth next to such Underwriter's name in the preceding table bears to 16,750,000.

     The Company, its directors and officers and the holders of the outstanding options and Class A Warrants have executed agreements pursuant to which they have agreed, except for certain limited exceptions, that they will not for a period of one year from the date of this Prospectus offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase, or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company, without the prior written consent of Prudential Securities Incorporated on behalf of the Underwriters, except such agreements do not prevent the Company from granting options under the Stock Option Plan so long as such options are not exercisable until one year from the date of this Prospectus. The Company also has agreed not to file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, Common Shares underlying stock options or warrants for a period of one year from the date of this Prospectus. Prudential Securities

Incorporated may, in its sole discretion, at any time and without notice, release all or any portion of the securities subject to such lock-up agreements.

     The Company has agreed to indemnify the several Underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     The Representatives have informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     Prior to the Offering, there has been no public market for the Common Shares. Consequently, the initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in making such determination will be the prevailing market conditions, the Company's prospects and the prospects for its industry in general, the management of the Company and the market prices of securities for companies in businesses similar to that of the Company.

     Upon consummation of the Offering, the Company will pay Prudential Securities Incorporated an advisory fee equal to $525,000 for investment banking and financial advisory services related to, among other things, the formation of the Company and the structure of the Offering.

     In connection with the Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Shares for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Shares in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Shares in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 2,512,500 Common Shares, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities Incorporated, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or any selling group member participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Shares that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Shares at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the Common Shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to United States law in connection with the Offering will be passed upon for the Company by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Certain matters as to United States law in connection with the Offering will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Drinker Biddle & Reath LLP, who serve as United States counsel to the Company, also served as United States counsel to Inter-Atlantic in connection with the establishment of the Company and Annuity Reassurance in 1997 and continues to represent Inter-Atlantic on an ongoing basis.

                                    EXPERTS

     The consolidated balance sheet of the Company as of December 22, 1997 included in this Prospectus and in the Registration Statement has been audited by KPMG Peat Marwick, independent auditors, as indicated in their report with respect thereto, and is included herein in reliance on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form S-1 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Common Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon completion of the Offering, the Company will be subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof, as well as such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 and at the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the public reference section of the Commission at its Washington address at prescribed rates. The Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission.

     After giving effect to the Offering, the Company will be treated as a domestic corporation for purposes of certain requirements of the Exchange Act, including the proxy rules. Pursuant to Rule 3b-4 under the Exchange Act, a "foreign private issuer" is a non-United States issuer other than an issuer that meets the following conditions: (1) more than 50% of the outstanding voting securities of the issuer are held of record by residents of the United States and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50% of the assets of the issuer are located in the United States or (iii) the business of the issuer is administered principally in the United States. By virtue of (1) and (2)(i), the Company does not expect that it will be a "foreign private issuer," although there is no assurance of such. If the Company were to be treated as a "foreign private issuer," it would be exempted from the proxy and short-swing profit rules under Sections 14 and 16 of the Exchange Act and, for reporting purposes under the Exchange Act, would be subject to rules applicable to "foreign private issuers."

     The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent accounting firm and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

             GLOSSARY OF SELECTED ANNUITY AND LIFE INSURANCE TERMS

A.M. Best rating...........  A.M. Best Company, Inc. financial condition ratings are its opinions of an insurance company's financial strength, operating performance and ability to meet its obligations to policyholders. A.M. Best's ratings range from "A++ (superior)" to "F (in liquidation)."

Account value..............  The amount held in either the general account or a separate account of an insurance company to maintain policy owner assets and support liabilities.

Acquisition costs..........  Commission and brokerage fees paid for the production of premiums written and certain other acquisition and underwriting expenses.

Alien reinsurer............  A reinsurance company that is organized under the laws of a non-United States jurisdiction.

Annuitant..................  The person on whose life or life expectancy the annuity payouts are based.

Annuity....................  A periodic payment contract purchased from an insurance company that typically offers
                               tax-deferred growth of the investment until earnings are withdrawn.

Annuity payouts............  An amount paid at regular intervals under one of several plans available to the annuity owner and/or any other payee. This amount may be paid on a variable or fixed basis or a combination of both.

Approved actuary...........  An entity approved by the Minister of Finance of
                               Bermuda that certifies whether or not, in its opinion, the aggregate amount of the liabilities of an insurer in relation to long-term business at the end of the relevant year exceeded the aggregate amount of those liabilities as shown in the insurer's statutory balance sheet.

Automatic reinsurance;
treaty.....................  Reinsurance of a specified type or category of risk defined in a reinsurance agreement (a "treaty") between a ceding company and a reinsurer. Typically, in automatic reinsurance the ceding company is obligated to offer and the reinsurer is obligated to accept a specified portion of all such type or category of risks originally insured or reinsured by the ceding company. Also known as treaty reinsurance.

Beneficiary................  The person designated to receive annuity benefits in case of the owner's or annuitant's death.

Broker.....................  One who negotiates contracts of insurance or reinsurance, receiving a commission for placement and other services rendered, between (1) a policy holder and a primary insurer, on behalf of the insured party, (2) a primary insurer and reinsurer, on behalf of the primary insurer, or
                               (3) a reinsurer and a retrocessionaire, on behalf of the reinsurer.

Ceding.....................  The reinsurance by a primary insurer or reinsurer of all or a portion of its risk with a reinsurer or retrocessionaires. In doing so, the party "cedes" business and is referred to as the "cedent" or "ceding" company.

Contract...................  A reinsurance agreement between the ceding company and a reinsurer, such as Annuity Reassurance.

Corporate owned life
insurance ("COLI").........  A fixed premium individual or group life insurance policy owned by a company or a trust sponsored by a company. The proceeds from such a policy may be used to help fund general corporate liabilities, such as the cost of employee benefit programs.

Credited rates.............  Interest rates applied to annuity and life insurance policies, whether contractually guaranteed or currently declared for a specified period, as outlined in the policy or contract.

Duration...................  A measure, expressed in years, of the price sensitivity of a financial instrument to changes in interest rates.

Facultative reinsurance....  A type of reinsurance whereby the ceding company is not obligated to offer, and the reinsurer is not obligated to accept, all or a portion of each risk originally insured by the ceding company.

Fixed annuities............  General account annuities which guarantee an annuitant that a specific sum of money will be paid in the future, either as a lump sum or as periodic income.

United States generally
accepted accounting
  principles ("GAAP")......  United States accounting principles as set forth in opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

General account............  The main account of an insurer through which premiums are collected and the insurer's liabilities are incurred where the insurer bears the relevant risks.

Indemnity reinsurance......  An arrangement in which an insurance company, the reinsurer, in consideration of a premium, agrees to indemnify another insurance or reinsurance company, known as the ceding company, against all or a portion of the insurance or reinsurance risks underwritten by the ceding company under one or more policies. Reinsurance does not legally discharge the primary insurer from its liability with respect to its obligations to the insured.

Mortality..................  The relative incidence of death.

Persistency................  The rate which insurance policies or annuity contracts remain in force, expressed as a percentage of the number of policies remaining in force over the previous year.

Policy.....................  The printed document issued by an insurance or reinsurance company that states the terms of the insurance, reinsurance or annuity contract.

Premiums written...........  Premiums written for a given period.

Primary insurer............  An insurance company that contracts with the consumer to provide insurance coverage. Such primary insurer may then cede a portion of its business to reinsurers.

Quota share reinsurance....  A term describing all forms of reinsurance in which the reinsurer shares a pro-rata part of the original premiums and losses of the reinsured under a quota share. (Also known as proportional reinsurance, "pro-rata contract" reinsurance or participating reinsurance.)

Reserves...................  Liabilities established by insurers that generally represent the estimated discounted present value of the net cost of claims, repayments or contract liabilities and the related expenses that the insurer will ultimately be required to pay in respect of insurance or annuities it has written.

Retention..................  The amount or portion of insurance risk that an insurer retains for its own account. Any insurance issued in excess of the retention is reinsured. In proportional treaties, the retention may be a percentage of the original policy's limit. In excess of loss business, the retention typically is a dollar amount of loss, a loss ratio or a percentage.

Retrocessional reinsurance;
  Retrocessionaire.........  A transaction whereby a reinsurer cedes to another reinsurer, the retrocessionaire, all or part of the reinsurance that the first reinsurer has assumed. Retrocessional reinsurance does not legally discharge the ceding reinsurer from its liability with respect to its obligations to the reinsured. Reinsurance companies cede risks to retrocessionaires for reasons similar to those that cause primary insurers to purchase reinsurance: to reduce net liability on individual risks, to protect against multiple losses, to stabilize financial ratios and to obtain additional underwriting capacity.

Standard & Poor's insurance
  claims-paying ability
  ratings..................  Standard & Poor's insurance claims-paying ability rating is the opinion of Standard & Poor's of an operating insurance company's financial capacity to meet the obligations of its insurance policies in accordance with their terms. Standard & Poor's ratings range from "AAA (superior)" to "CCC (extremely vulnerable)."

Separate account...........  A segregated account established by an insurance company to hold customer assets and liabilities on behalf of a customer. The funds in a separate account are maintained separately from those in other separate accounts and the general account.

Structured settlement
contracts..................  Contracts providing for periodic payments to an injured person for a determinable number of years or for life, typically in settlement of an injury claim or a lottery award.

Surplus relief
reinsurance................  A type of reinsurance which is primarily designed to increase temporarily a ceding company's statutory capital.

Surrender charge...........  A deferred sales charge to be applied if an annuity or life insurance policy is surrendered for its cash value prior to the retirement date. Such a charge is intended to recover all or a portion of the policy acquisition costs and act as a deterrent to early surrender.

Term life insurance........  A form of life insurance which provides mortality protection during a stated period of time, but expires without policy cash value in the event the policy owner survives the stated period.

Underwriting...............  The insurer's or reinsurer's process of reviewing contracts submitted for insurance or reinsurance coverage, deciding whether to accept all or part of the coverage requested and determining the applicable premiums.

Underwriting capacity......  The maximum amount that an insurance or reinsurance company can underwrite. Reinsurance serves to increase an insurer's underwriting capacity by reducing its exposure from particular risks.

Underwriting expenses......  The aggregate of policy acquisition costs, including commissions, and the portion of administrative, general and other expenses attributable to underwriting operations.

Unearned premiums..........  Premiums written but not yet earned, as they are attributable to the unexpired portion of the related contract term.

Universal life insurance...  A form of life insurance where an insurance account is maintained for each policy. Premiums, net of specified expenses, are credited to the account as is interest on the underlying assets. Specific charges are made against the account for the cost of insurance protection and for the insurer's expenses. This form of life insurance allows considerable flexibility as to the amount and timing of premium payments and for the level of death benefits provided.

Variable annuity...........  An annuity which includes a provision for benefit payments to vary according to the investment experience of the separate account in which the amounts paid to provide for this annuity are allocated. Variable annuity contracts often include a general account guaranteed interest option.

Variable life insurance....  An investment-oriented form of life insurance that offers fixed premiums and a minimum death benefit as well as providing a return linked to an underlying portfolio of securities that may be in either a separate or general account of the insurer.

Whole life insurance.......  A form of life insurance which provides guaranteed death benefits and guaranteed cash values to policy holders.

                      INDEX TO CONSOLIDATED BALANCE SHEET

                                                                                        PAGE
                                                                                        ----
Report of Independent Auditors........................................................  F-2
Balance Sheet as of December 22, 1997.................................................  F-3
Notes to Consolidated Balance Sheet...................................................  F-4

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Annuity and Life Re (Holdings), Ltd.

     We have audited the accompanying consolidated balance sheet of Annuity and Life Re (Holdings), Ltd. as at December 22, 1997 (date of inception). This financial statement is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the company as at December 22, 1997 in conformity with United States generally accepted accounting principles.

                                          KPMG PEAT MARWICK
                                          Chartered Accountants

Hamilton, Bermuda
December 22, 1997

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                           CONSOLIDATED BALANCE SHEET
                     DECEMBER 22, 1997 (DATE OF INCEPTION)
                      (EXPRESSED IN UNITED STATES DOLLARS)

                                           ASSETS
Cash..............................................................................  $250,000
                                                                                    ========
                               STOCKHOLDERS' EQUITY (NOTE 4)

Preferred Stock -- (par value $1.00; 50,000,000 shares authorized; no shares
  outstanding)....................................................................  $     --
                                                                                    --------
Common stock -- (par value $1.00; 100,000,000 shares authorized; 12,000 shares
  issued and outstanding).........................................................    12,000
Additional paid-in capital........................................................   238,000
                                                                                    --------
Total stockholders' equity........................................................  $250,000
                                                                                    ========

The accompanying notes are an integral part of this consolidated balance sheet.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                      NOTES TO CONSOLIDATED BALANCE SHEET

1.  ORGANIZATION

     Annuity and Life Re (Holdings), Ltd. ("Holdings") was incorporated on December 2, 1997 under the laws of Bermuda to provide annuity and life reinsurance to insurers and reinsurers. Holdings will operate through a wholly-owned subsidiary, Annuity and Life Reassurance, Ltd. ("Annuity Reassurance," and together with Holdings, the "Company"). Annuity Reassurance is licensed under the insurance laws of Bermuda. The Company's initial capitalization of $250,000, as reflected on the Balance Sheet, was provided by Frederick S. Hammer, Robert M. Lichten, Michael P. Esposito, Jr., Andrew S. Lerner, William S. Ogden, Jr. and Arnold Welles (referred to as the "Class A Warrant Holders") (see notes 3 and 4) and the Annuity Re Purpose Trust, which was lent $12,000 by Inter-Atlantic Capital Partners, Inc. See note 3. The Company's fiscal year end will be December 31.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statement is prepared in accordance with United States generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Company:

  (a) Premium income and related expenses

     Reinsurance premiums from traditional life and annuity policies with life contingencies will be recognized generally as income over the premium paying period. Traditional life policies include those contracts with fixed and guaranteed premiums and benefits, and consist principally of whole life and term insurance policies. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This is achieved by means of the provision for liabilities for future policy benefits and deferral and subsequent amortization of policy acquisition costs.

     For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided ("limited payment contracts"), reinsurance premiums will be recorded as income when due with any excess profit deferred and recognized in income in a constant relationship to the insurance in force or, for annuities, in relation to the amount of expected future benefit payments.

     Premiums from universal life and investment-type contracts will be reported as deposits to policy holders' account balances. Revenues from these contracts will consist of amounts assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related policyholders' account balances.

  (b) Deferred policy acquisition costs

     The costs of acquiring new business, principally commissions, underwriting, agency and policy issue expenses, all of which vary with and are primarily related to the production of new business, will be deferred. Deferred policy acquisition costs will be subject to recoverability testing at the time of the policy issuance and loss recognition testing at the end of each accounting period.

     For traditional life and annuity policies with life contingencies, deferred policy acquisition costs will be amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums will be estimated at the date of the policy issuance and will be consistently applied during the life of the contracts. Deviations from estimated experience will be reflected in earnings in the period such deviations occur. For these contracts, the amortization periods generally will be for the estimated life of the policy.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

     For universal life and investment-type products, deferred acquisition costs will be amortized over the expected average life of the contracts as a constant percentage of estimated gross profits arising principally from investment results, mortality and expense margins and surrender charges based on historical and anticipated future experience, which is updated at the end of each accounting period. The effect on the amortization of deferred policy acquisition costs of revisions to estimated gross profits will be reflected in earnings in the period such estimated gross profits are revised.

  (c) Policyholders' account balances and future policy benefits

     The development of policy reserves for the Company's products will require management to make estimates and assumptions regarding mortality, lapse, expense and investment experience. Such estimates will be primarily based on historical experience and information provided by ceding companies. Actual results could differ materially from those estimates. Management will monitor actual experience, and where circumstances warrant, will revise its assumptions and the related reserve estimates.

     For traditional life policies, future benefit and dividend liabilities will be estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on anticipated experience which, together with interest and expense assumptions, provide a margin for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future benefits and expenses for that product, deferred acquisition costs will be written off and thereafter, if required, a premium deficiency reserve will be established by a charge to income. Benefit liabilities for traditional annuities during the accumulation period are equal to the accumulated present value of expected future payments.

     Premiums for universal life and investment-type contracts will be reported as deposits to clients' account balances. Revenues from these contracts will consist of amounts assessed during the period against clients' account balances for mortality charges, policy administration and surrender charges. Policy benefits and claims that are charged to expense will include benefit claims incurred in the period in excess of related clients' account balances and interest credited to clients' account balances.

  (d) Investments

     The Company will classify its investments in fixed income and equity securities as available for sale and, accordingly, such securities will be carried at fair value. The cost of fixed income securities will be adjusted for amortization of premiums and discounts. The cost of fixed income and equity securities will be adjusted for declines in value that are considered other than temporary.

     Realized gains and losses on investments will be recognized in net income, net of related amortization of deferred acquisition costs, using the specific identification method. Changes in fair values of securities carried at fair value are reflected directly in shareholders' equity, after deductions for related adjustments for deferred acquisition expenses and amounts required to satisfy policyholder commitments that would have been recorded had these securities been sold at their fair value.

  (e) Translation of foreign currencies

     The Company's functional currency is the United States dollar. Premiums written and receivable in foreign currencies will be recorded at exchange rates prevailing on the date the contract attaches and liabilities for future benefits payable in foreign currencies at the time such liabilities are first recorded. Exchange gains or losses resulting from the periodic revaluation and settlement of such assets and liabilities will be recorded in the Company's statement of operations.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

  (f) Organizational expenses

     Organizational expenses (including such amounts paid to Inter-Atlantic Securities Corp. ("Inter-Atlantic")) will be capitalized and amortized evenly over five years.

  (g) Earnings per Common Share

     The Company will calculate earnings per common share based upon the guidance provided in Financial Accounting Standards Board Statement No. 128 "Earnings per Share." This statement requires the presentation of two amounts of earnings per share when the company has a complex capital structure. These amounts are earnings per common share and earnings per common share-assuming dilution.

     Earnings per common share will be calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

     Earnings per common share-assuming dilution will calculated by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period, plus dilutive potential common shares. Options and warrants issued by the Company will be considered dilutive potential common shares and will be included in the calculation using the treasury stock method.

3.  AGREEMENTS WITH RELATED PARTIES

  Formation and Initial Public Offering

     The Company has entered into an agreement with Inter-Atlantic, whereby Inter-Atlantic has agreed to provide financial advisory services to the Company in connection with its organization and planned initial public offering. Certain officers and directors of the Company are also beneficial owners, directors or officers of Inter-Atlantic.

     The Company will reimburse Inter-Atlantic for expenses incurred in connection with the organization of the Company and the planned initial public offering provided that such offering is consummated prior to June 30, 1998. If such offering is not consummated prior to June 30, 1998, Inter-Atlantic will only be entitled to reimbursement of expenses incurred on or after December 23, 1997. Subsequent to the closing of the planned initial public offering, Inter-Atlantic will also receive a fee equal to $2.0 million as compensation for financial advisory services provided to the Company in connection with its organization and planned initial public offering. In addition, Inter-Atlantic will provide financial advisory and other services to the Company for a term of five years in exchange for four annual payments of $600,000 beginning on the first anniversary of the consummation of the planned initial public offering.

     In connection with the formation of the Company, the Class A Warrant Holders purchased Class A Warrants to purchase up to an aggregate number of common shares equal to 12% of the common shares issued in the Company's planned initial public offering. The exercise price of such warrants is equal to the initial public offering price per share of the Company's common shares. These Warrants are discussed in Note 4.

4.  STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue 50,000,000 preferred shares of par value $1.00 each. At the balance sheet date there were no preferred shares issued or outstanding.

  Common Stock

     The Company is authorized to issue 100,000,000 common shares of par value $1.00 each. At the balance sheet date 12,000 common shares were outstanding.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

  Warrants

     In connection with its initial capitalization, the Company has issued Class A Warrants to the Class A Warrant Holders to purchase up to an aggregate number of common shares equal to 12% of the common shares issued in the Company's planned initial public offering. The consideration paid for these warrants of $238,000 has been recorded as additional paid in capital. The exercise price of the warrants will be equal to the initial public offering price per share of the Company's common shares. The Class A Warrants become exercisable over three years commencing on the first anniversary of the consummation of the Company's initial public offering. The Class A Warrants will expire on January 15, 2008.

5.  STOCK PLANS

  Stock Option Plan

     The Board of Directors has adopted a Stock Option Plan (the "plan") under which it may grant, subject to certain restrictions, Incentive Stock Options (ISO's) and Non-Qualified Stock Options (NQSO's). The aggregate number of common shares for which options may be granted under the plan is limited to the lessor of (i) five percent of the common shares issued in the Company's initial public offering, plus 150,000 shares or (ii) 1,700,000 common shares. Only eligible employees of the Company are entitled to ISO's, while NQSO's may be granted to eligible employees, non-employee Directors and consultants.

     The plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the parties to be granted ISO's and NQSO's, to set the date of grant and other terms of the options granted under the plan.

     The minimum exercise price of the ISO's will be equal to the fair market value, as defined in the plan, of the Company's optioned common shares at the date of grant. The term of the ISO's is not more than ten years from the date of grant. Unless otherwise provided in the option agreement, the ISO's shall be exercisable in three equal annual installments, commencing on the first anniversary of the grant date.

     Subject to the consummation of the offering, options will be granted to the President and Chief Executive Officer of the Company to purchase common shares equal to 3% of the common shares issued in the initial public offering. The exercise price of such options will be equal to the public offering price per share.

     Each person who becomes an eligible non-employee Director, as defined in the plan, shall be granted an option to purchase 15,000 common shares on the later of (i) the date he or she becomes an eligible non-employee Director or
(ii) the date the planned initial public offering is consummated. The options shall have an exercise price equal to the fair market value of the optioned common shares on the date the options are granted and shall be exercisable in three equal installments commencing with the first anniversary of the grant date. In addition, subject to certain conditions, each non-employee Director shall be granted an option to purchase 2,000 common shares at each successive annual general meeting after December 31, 1998. These options shall have an exercise price equal to the fair market value of the optioned common shares on the date the options are granted and shall be immediately exercisable if granted after the first anniversary of the consummation of the planned initial public offering. If such options are granted prior to the first anniversary of the consummation of the planned initial public offering, such options shall become exercisable on such anniversary.

     In addition, Directors shall receive cash of $20,000 per annum plus $1,000 per board or committee meeting attended. Committee Chairmen shall receive an additional $1,000 per annum.

6.  TAXATION

     Under current Bermuda law the Company is not required to pay any taxes in Bermuda on either income or capital gains. The Company has applied for an undertaking from the Minister of Finance in Bermuda that

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

in the event of any such taxes being imposed the Company will be exempted from taxation until the year 2016. The Company intends to operate in a manner such that it will owe no United States tax other than premium excise taxes and withholding taxes on certain investments.

7.  STATUTORY REQUIREMENTS AND DIVIDEND RESTRICTIONS

     Under The Bermuda Insurance Act, 1978, and related regulations, Annuity Reassurance is required to maintain certain levels of solvency and liquidity. The minimum statutory capital and surplus requirement of $250,000 was met at the balance sheet date.

     The Company's ability to pay dividends depends on the ability of Annuity Reassurance to pay dividends to the Company. While the Company itself is not subject to any significant legal prohibitions on the payment of dividends, Annuity Reassurance will be subject to Bermuda regulatory constraints which affect its ability to pay dividends to the Company. Annuity Reassurance is prohibited from declaring or paying a dividend if such payment would reduce its statutory surplus below $250,000.

======================================================

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE COMMON SHARES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE COMMON SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

UNTIL           , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
Enforceability of Civil Liabilities
  under United States Federal
  Securities Laws.....................    3
Prospectus Summary....................    4
Risk Factors..........................    8
Use of Proceeds.......................   16
Capitalization........................   17
Dividend Policy.......................   17
Dilution..............................   18
Management's Discussion and Analysis
  of Financial Condition and Plan of
  Operations..........................   19
Business..............................   21
Management............................   36
Principal Stockholders................   41
Certain Relationships and Related
  Party Transactions..................   42
Description of Capital Stock..........   43
Shares Eligible for Future Sale.......   48
Certain Tax Considerations............   49
Underwriting..........................   56
Legal Matters.........................   57
Experts...............................   57
Additional Information................   58
Glossary of Selected Insurance
  Terms...............................   59
Index to Consolidated Balance Sheet...  F-1

======================================================
======================================================

                               16,750,000 Shares

                                  ANNUITY AND
                            LIFE RE (HOLDINGS), LTD.

                                 Common Shares

                              --------------------

                                   PROSPECTUS
                              --------------------

                       PRUDENTIAL SECURITIES INCORPORATED

                              MERRILL LYNCH & CO.
                         , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses payable by the Registrant in connection with this Registration Statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and The Nasdaq National Market.

        Filing Fee -- Securities and Exchange Commission...................  $90,919
        Filing Fee -- National Association of Securities Dealers, Inc......   30,500
        Quotation Fees -- The Nasdaq National Market.......................   50,000
        Advisory Fees......................................................        *
        Reimbursement to Inter-Atlantic Securities Corp....................        *
        Fees and Expenses of Counsel.......................................        *
        Fees and Expenses of Accountants...................................        *
        Printing Expenses..................................................        *
        Blue Sky Fees and Expenses.........................................        *
        Fees and Expenses of Transfer Agent................................        *
        Miscellaneous Expenses.............................................        *
                                                                             -------
                  Total....................................................  $     *
                                                                             =======

---------------
* To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 31 of the Registrant's Bye-Laws provides that: (a) the directors and officers of the Registrant shall be indemnified from and against all actions, costs, charges, losses, damages and expenses which they shall incur by reason of any act done in connection with their duty as a director or officer of the Registrant (b) each director and officer of the Registrant shall be indemnified out of the funds of the Registrant against all liabilities incurred by him as such a director or officer of the Registrant in defending any proceedings in which judgment is given in his favor or he is acquitted or relieved from liability and (c) funds shall be advanced to each director or officer of the Registrant on his incurring liability prior to judgment provided that should he be found guilty of a criminal or other offense for which he cannot by law be indemnified he shall reimburse the Registrant for the funds advanced.

     Section 32 of the Registrant's Bye-Laws provides that each shareholder agrees to waive any claim or right of action such shareholder might have against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for the Registrant, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty that may attach to such director.

     Reference is made to the form of Underwriting Agreement to be filed as
Exhibit 1.1 hereto for provisions providing that the Underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Registrant against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Reference is made to the Agreement to be filed as Exhibit 10.5 hereto for provisions providing that the Registrant and Inter-Atlantic Securities Corp. are each obligated to indemnify the other for certain actions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since its formation, the Registrant has issued the following securities that were not registered under the Securities Act:

          (a) On December 3, 1997, the Registrant sold 12,000 Common Shares to the Annuity Re Purpose Trust, a Bermuda trust, for an aggregate price of $12,000. The Registrant will repurchase these shares upon consummation of the Offering and such shares will be cancelled.

          (b) On December 9, 1997, the Registrant sold Class A Warrants for an aggregate price of $238,000 to Frederick S. Hammer, Robert M. Lichten, Michael P. Esposito, Jr., William S. Ogden, Jr., Andrew S. Lerner and Arnold Welles to purchase up to an aggregate of 2,010,000 Common Shares issuable upon exercise of the Class A Warrants (2,311,500 Common Shares if the Underwriters' over-allotment option is exercised in full) at an exercise price equal to the initial public offering price per share.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
------     ----------------------------------------------------------------------------------
 1.1*      Form of Underwriting Agreement.
 3.1**     Memorandum of Association.
 3.2*      Amended and Restated Memorandum of Association.
 3.3*      Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2*      Form of Class A Warrant.
 5.1**     Form of opinion of Conyers Dill & Pearman.
 8.1**     Form of opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2*      Form of opinion of Drinker Biddle & Reath LLP.
10.1*      Employment Agreement, dated as of December 3, 1997, between Lawrence S. Doyle and the Registrant.
10.2*      Investment Advisory Agreement, dated as of December   , 1997, between Pacific
           Investment Management Company and the Registrant.
10.3*      Initial Stock Option Plan.
10.4*      Insurance Management Agreement, dated as of December 22, 1997, between J&H Marsh &
           McLennan Management (Bermuda) Limited and the Registrant.
10.5*      Agreement, dated as of December 23, 1997, between Inter-Atlantic Securities Corp.
           and the Registrant.
21.1**     Subsidiaries of the Registrant.
23.1**     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2*      Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2).
23.3**     Consent of KPMG Peat Marwick.

---------------
*  To be filed by amendment.

** Filed herewith.

     (b) Financial Statement Schedules

     All schedules of the Registrant for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable, or have been disclosed in the notes to the consolidated financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          2. For the purposes of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 24th day of December, 1997.

                                          ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                          By: /s/   LAWRENCE S. DOYLE
                                            ------------------------------------
                                                     Lawrence S. Doyle
                                               President and Chief Executive
                                                           Officer

                        POWER OF ATTORNEY AND SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lawrence S. Doyle as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, or in connection with the registration of the Common Shares under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters, as fully and to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                               TITLE                      DATE
------------------------------------------  ------------------------------  ------------------


          /s/ LAWRENCE S. DOYLE             President, Chief Executive       December 24, 1997
------------------------------------------    Officer and Director
            Lawrence S. Doyle                 (Principal Executive
                                              Officer)

           /s/ ANDREW S. LERNER             Interim Chief Financial          December 24, 1997
------------------------------------------    Officer (Principal Financial
             Andrew S. Lerner                 and Accounting Officer)

         /s/ FREDERICK S. HAMMER            Chairman and Director            December 24, 1997
------------------------------------------
           Frederick S. Hammer

       /s/ MICHAEL P. ESPOSITO, JR.         Director                         December 24, 1997
------------------------------------------
         Michael P. Esposito, Jr.

          /s/ ROBERT M. LICHTEN             Deputy Chairman and Director     December 24, 1997
------------------------------------------
            Robert M. Lichten

                                            Director                         December 24, 1997
------------------------------------------
          Charles G. Collis, Jr.

                                    EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT                             PAGE
------     -----------------------------------------------------------------------------  -----
 1.1*      Form of Underwriting Agreement.
 3.1**     Memorandum of Association.
 3.2*      Amended and Restated Memorandum of Association.
 3.3*      Bye-Laws.
 4.1*      Specimen Common Share Certificate.
 4.2*      Form of Class A Warrant.
 5.1**     Form of opinion of Conyers Dill & Pearman.
 8.1**     Form of opinion of Conyers Dill & Pearman (included in Exhibit 5.1).
 8.2*      Form of opinion of Drinker Biddle & Reath LLP.
10.1*      Employment Agreement, dated as of December 3, 1997, between Lawrence S. Doyle and the Registrant.
10.2*      Investment Advisory Agreement, dated as of December   , 1997, between Pacific
           Investment Management Company and the Registrant.
10.3*      Initial Stock Option Plan.
10.4*      Insurance Management Agreement, dated as of December 22, 1997, between J&H
           Marsh & McLennan Management (Bermuda) Limited and the Registrant.
10.5*      Agreement, dated as of December 23, 1997, between Inter-Atlantic Securities
           Corp. and the Registrant.
21.1**     Subsidiaries of the Registrant.
23.1**     Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2*      Consent of Drinker Biddle & Reath LLP (included in Exhibit 8.2).
23.3**     Consent of KPMG Peat Marwick.

---------------
*  To be filed by amendment.

** Filed herewith.